                                                                       Exhibit 2

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                      among

                    BRUCKMANN, ROSSER, SHERRILL & CO., L.P.,

                           PENHALL ACQUISITION CORP.,

                           PENHALL RENTAL CORP. (F/K/A
                          PENHALL INTERNATIONAL, INC.),

                         PHOENIX CONCRETE CUTTING, INC.

                                       and

                               THE STOCKHOLDERS OF

                              PENHALL RENTAL CORP.

                           Dated as of August 3, 1998

                                TABLE OF CONTENTS

ARTICLE I THE MERGER .........................................................................................3

     1.1   Exchange of Penhall Shares; the PCC Merger.........................................................3
     1.2.   Transactions at Closing...........................................................................4
     1.3.   Terms of the Merger...............................................................................5
     1.4.   Closing Date, Time and Place......................................................................6
     1.5.   Waiver............................................................................................7
     1.6.   Payment of Seller Consideration and Merger Consideration; Surrender of Stock......................7
     1.7.   No Further Ownership Rights in Existing Company Stock.............................................9
     1.8.   Termination of Exchange Fund......................................................................9
     1.9.   Lost, Stolen or Destroyed Certificates............................................................9
     1.10.   Closing Balance Sheet; Closing Date Indebtedness Amount; Adjustment to Seller
              Consideration...................................................................................9
     1.11.   Adjustment of Seller Consideration for Certain Company Acquisitions.............................12

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY....................................13

     2.1.   Organization and Standing........................................................................13
     2.2.   Capitalization...................................................................................14
     2.3.   Authorization; Binding Agreement.................................................................15
     2.4.   Conflicts, Consents and Approvals................................................................15
     2.5.   Litigation.......................................................................................16
     2.6.   Financial Statements.............................................................................16
     2.7.   No Brokers or Finders............................................................................17
     2.8.   Taxes............................................................................................17
     2.9.   Absence of Undisclosed or Contingent Liabilities.................................................18
     2.10.   Property........................................................................................19
     2.11.   Insurance.......................................................................................21
     2.12.   Environmental Matters...........................................................................22
     2.13.   Intellectual Property...........................................................................23
     2.14.   Permits.........................................................................................24
     2.15.   Compliance with Laws............................................................................24
     2.16.   Labor Matters...................................................................................25
     2.17.   Absence of Changes..............................................................................25
     2.18.   Transactions with Affiliates....................................................................27
     2.19.   Contracts and Commitments.......................................................................27
     2.20.   Benefit Plans...................................................................................29
     2.21.   Absence of Questionable Payments................................................................32
     2.22.   Books and Records...............................................................................32
     2.23.   Disclosure......................................................................................32


ARTICLE III  SEVERAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS...........................................32

     3.1.   Ownership of Shares..............................................................................32
     3.2.   Authorization; Binding Agreement.................................................................33
     3.3.   Conflicts, Consents and Approvals................................................................33
     3.4.   No Brokers or Finders............................................................................34
     3.5   Investment Intent.................................................................................34

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BRS AND NEWCO..................................................34

     4.1.   Organization.....................................................................................34
     4.2.   Authorization; Binding Agreement.................................................................34
     4.3.   Conflicts, Consents and Approvals................................................................35
     4.4.   Litigation.......................................................................................36
     4.5.   Financing........................................................................................36
     4.6.   No Brokers or Finders............................................................................36
     4.7   Investment........................................................................................36

ARTICLE V   CERTAIN COVENANTS................................................................................36

     5.1.   Conduct of the Company's Business................................................................36
     5.2.   Notices Prior to Closing.........................................................................37
     5.3.   Access and Information...........................................................................38
     5.4.   Public Announcements.............................................................................38
     5.5.   Hart-Scott-Rodino Act............................................................................38
     5.6.   Further Assurances...............................................................................38
     5.7.   Transfer of Certain Assets.......................................................................39
     5.8.   Voting, Shareholders Agreement and Other Matters.................................................39
     5.9.   Competition......................................................................................40
     5.10.   Consents........................................................................................41
     5.11.   Best Efforts....................................................................................41
     5.12.   Employees.......................................................................................41
     5.13.   Financing.......................................................................................41
     5.14.   Estoppel Certificates...........................................................................42
     5.15.   Title Insurance.................................................................................42
     5.16.   Surveys.........................................................................................43
     5.17.   FIRPTA..........................................................................................43
     5.18.   Zoning Letters..................................................................................43
     5.19.   Exceptions That Will Not Exist At Closing.......................................................43
     5.20.   Termination of Certain Promotional Activities...................................................44
     5.21.   Release of Stulls from Fidelity Agreement.......................................................44

ARTICLE VI  CONDITIONS.......................................................................................44

     6.1.   Conditions Precedent to Each Party's Obligations.................................................44
     6.2.   Conditions Precedent to BRS' and  Newco's Obligations............................................44
     6.3.   Conditions Precedent to the Sellers' Obligations.................................................46

                                       ii

     6.4.   Up-Dating of Disclosure Schedules................................................................48

ARTICLE VII   TERMINATION AND ABANDONMENT....................................................................48

     7.1.   Termination......................................................................................48
     7.2.   Effect of Termination............................................................................49

ARTICLE VIII  INDEMNIFICATION................................................................................49

     8.1.   The Sellers' Obligation to Indemnify.............................................................49
     8.2.   The Surviving Corporation's Obligations to Indemnify.............................................50
     8.3.   Notice and Opportunity to Defend.................................................................51
     8.4.   Procedure for Claims by Parties..................................................................52
     8.5.   Limitations on Indemnification...................................................................53
     8.6.   Insurance and Tax Effect.........................................................................57
     8.7.   Survival of Representations and Warranties.......................................................57

ARTICLE  IX  APPOINTMENT OF SELLER REPRESENTATIVE............................................................58

     9.1   Appointment of the Seller Representative; Enforcement of Rights, Benefits and Remedies............58

ARTICLE  X  MISCELLANEOUS....................................................................................60

     10.1.   Amendment and Modification......................................................................60
     10.2.   Waiver of  Compliance; Consents.................................................................60
     10.3.   Notices.........................................................................................60
     10.4.   Assignment; No Third Party Beneficiaries........................................................61
     10.5.   Expenses........................................................................................61
     10.6.   Governing Law...................................................................................62
     10.7.   Counterparts....................................................................................62
     10.8.   Entire Agreement................................................................................62
     10.9.   Arbitration.....................................................................................62
     10.10.   Severability...................................................................................64
     10.11.   Arm Length Contract............................................................................64
     10.12.   Headings; Interpretative Provisions............................................................64
     10.13.   Time is of the Essence.........................................................................65
     10.14.   Golden Parachute Approval Requirement..........................................................65
     10.15.   Date of Representations and Warranties.........................................................65

                                    EXHIBITS


Exhibit A  - Restated Charter of Penhall

Exhibit B  - Restated Charter of PCC

Exhibit C    Intentionally Omitted

Exhibit D  - Form of PCC Plan of PCC Merger

Exhibit E  - Plan of Merger, together with Officer's Certificates

Exhibit F  - Form of Securities Holders Agreement

Exhibit G  - Form of Opinion of Counsel to the Seller and the Company

Exhibit H-   Compensation, Tax Consistency and Indemnification Agreement

Exhibit I    Employment Agreement for John Sawyer

Exhibit J    Employment Agreement for Other Management

Exhibit K  - Form of Mutual Release and Satisfaction  of the Seller and Affiliates

Exhibit L  - Form of Opinion of Counsel to Newco

Exhibit M  - Form of Mutual Release and Satisfaction of the Company and Subsidiaries

Exhibit N  - Form of Statement of Designation of Senior Exchangeable Preferred Stock


                                    SCHEDULES

Schedule 1.10     Closing Balance Sheet; Closing Date Indebtedness Amount; Adjustment
                  to Seller Consideration
Schedule 1.11     Acquisition Candidates
Schedule 2.1(b)   Articles of Incorporation and Bylaws of the Company
Schedule 2.2(b)   Subsidiaries
Schedule 2.2(c)   Agreements Relating to the Company Stock
Schedule 2.4      Conflicts, Consents and Approvals
Schedule 2.5      Litigation
Schedule 2.6(a)   Financial Statements
Schedule 2.6(b)   Exceptions to Financial Statements
Schedule 2.8      Tax Matters
Schedule 2.9      Undisclosed or Contingent Liabilities
Schedule 2.10(a)  Personal Property
Schedule 2.10(c)  Owned Real Property/Tenant Leases/Landlord Leases
Schedule 2.10(d)  Title Exceptions - Owned Real Property
Schedule 2.10(e)  Title Exceptions - Leasehold Estates (Subsidiaries)
Schedule 2.10(f)  Title Exceptions - Leasehold Estates (The Company)
Schedule 2.10(h)  Exceptions to Exclusive Possession, Rent Payments, and
                  Tenant Improvement Work
Schedule 2.10(i)  Real Property Casualties and Defaults
Schedule 2.10(k)  Matters Impairing Use of Property and Operations
Schedule 2.11(a)  Insurance
Schedule 2.11(b)  Bonding Arrangements
Schedule 2.12(a)  Environmental Matters
Schedule 2.12(b)  Hazardous Substances
Schedule 2.12(c)  Underground Tanks
Schedule 2.13     Intellectual Property
Schedule 2.14     Permits
Schedule 2.15     Compliance with Laws
Schedule 2.16     Labor Matters
Schedule 2.17     Changes Since June 30, 1997
Schedule 2.18     Transactions with Affiliates
Schedule 2.19     Contracts and Commitments
Schedule 2.20(a)  Benefit Plans
Schedule 2.20(c)  Benefit Plan Exceptions
Schedule 3.1(a)   Ownership of Shares
Schedule 3.1(b)   Seller Stock Agreement
Schedule 3.3      Conflicts, Consents and Approvals of Sellers
Schedule 4.3      Conflicts, Consents and Approvals of Newco and BRS
Schedule 4.6      Brokers or Finders
Schedule 5.7      Transfer of Certain Assets
Schedule 5.8      Voting, Shareholders Agreement and Other Matters
Schedule 5.9      Competition

Schedule 6.2 (j)  Employment Agreements
Schedule 6.2(l)   Closing Approvals and Consents




                                  DEFINED TERMS

                                                                                                               Page
                                                                                                               ----


A and B Stockholders..............................................................................................7
AAA..............................................................................................................62
ABCA..............................................................................................................4
Accounting Referee...............................................................................................11
Acquisition Candidates...........................................................................................12
Adjustment Amount................................................................................................10
affiliate........................................................................................................27
Agreement.........................................................................................................4
Applicable Accounting Principles.................................................................................10
Arbiter..........................................................................................................63
Asserted Liability...............................................................................................51
associate........................................................................................................26
Audited Financial Statements.....................................................................................16
Basket...........................................................................................................53
Benefit Plans....................................................................................................29
BRS...............................................................................................................4
BRS Purchase Shares...............................................................................................4
Cash Merger Consideration.........................................................................................6
CERCLA...........................................................................................................23
CGCL..............................................................................................................7
Claim Response...................................................................................................52
Claims Notice....................................................................................................51
Class A Common Stock..............................................................................................3
Class B Common Stock..............................................................................................3
Class B Merger Consideration......................................................................................6
Class B Purchase Price............................................................................................4
Class C Common Stock..............................................................................................3
Closing...........................................................................................................6
Closing Date......................................................................................................6
Closing Date Balance Sheet.......................................................................................10
Closing Date Indebtedness Amount.................................................................................10
Closing Price....................................................................................................55
Code.............................................................................................................18
Common Stock......................................................................................................5
Company.......................................................................................................4, 17
Company Accountants..............................................................................................10
Company Indemnified Party........................................................................................49
Company's knowledge..............................................................................................64


Compensation Agreement...........................................................................................45
Competitive Business.............................................................................................40
Constituent Corporations..........................................................................................5
Contracts........................................................................................................27
Current Market Price.........................................................................................55, 56
Defaulting Seller................................................................................................54
Disputing Parties................................................................................................62
DOJ..............................................................................................................38
EBITDA...........................................................................................................13
Effective Time....................................................................................................5
Eligible Assets..................................................................................................55
Employment Agreements............................................................................................45
Environmental Laws...............................................................................................23
Environmental Permits............................................................................................23
ERISA............................................................................................................31
ERISA Affiliate..................................................................................................31
Exceptions That Will Not Exist At Closing........................................................................19
Exchange..........................................................................................................3
Exchange Agent....................................................................................................7
Exchange Agent Agreement..........................................................................................7
Exchange Fund.....................................................................................................9
Existing Company Stock............................................................................................2
Fidelity.........................................................................................................57
Fidelity Agreement...............................................................................................57
Final Adjustment Amount..........................................................................................11
Final Indebtedness Amount........................................................................................11
Financial Statements.............................................................................................17
Financing........................................................................................................42
FTC..............................................................................................................38
GAAP.............................................................................................................16
Hazardous Substance..............................................................................................23
Historical EBITDA................................................................................................13
HSI...............................................................................................................2
HSR Act..........................................................................................................38
Indemnified Parties..............................................................................................50
Indemnifying Party...............................................................................................51
Intellectual Property............................................................................................23
Interim Balance Sheet............................................................................................18
Interim Balance Sheet Date.......................................................................................18
Interim Financial Statements.....................................................................................17
IRS..............................................................................................................29
Labor Agreement..................................................................................................25
Landlord Leases..................................................................................................19
Leased Real Property.............................................................................................19
Leasehold Estates................................................................................................20


Leases...........................................................................................................19
Liens............................................................................................................14
Litigation Conditions............................................................................................51
Losses...........................................................................................................49
Management.......................................................................................................23
Management Stockholders...........................................................................................4
material.........................................................................................................27
Material Adverse Change..........................................................................................54
Material Adverse Effect......................................................................................14, 54
Measurement Date.................................................................................................13
Merger............................................................................................................2
Merger Consideration..............................................................................................6
Multiemployer Plan...............................................................................................29
NCCF.............................................................................................................54
Net Loss.........................................................................................................57
Newco.............................................................................................................4
Newco Breach.....................................................................................................49
Newco Common Stock................................................................................................2
Non-Defaulting Seller............................................................................................54
Non-Management Stockholders.......................................................................................4
Owned Real Property..............................................................................................19
PCC...............................................................................................................4
PCC Merger........................................................................................................4
PCC Merger Sub....................................................................................................4
PCC Plan of Merger................................................................................................4
Peerless L/C.....................................................................................................10
Penhall Class A Common Stock......................................................................................3
Penhall Class B Common Stock......................................................................................3
Penhall International Corp.....................................................................................5, 6
Pension Plan.....................................................................................................30
Permits..........................................................................................................24
Permitted Exceptions.............................................................................................20
Permitted Leasehold Property Exceptions..........................................................................20
person...........................................................................................................14
Personal Property................................................................................................19
Plan of Merger....................................................................................................4
Pledge Agreement.................................................................................................55
Pro Rata Share...................................................................................................12
Proposed Acquisition.............................................................................................12
Real Property....................................................................................................19
Recapitalization..................................................................................................2
Release..........................................................................................................23
Remediation Costs................................................................................................50
Response Period..................................................................................................52
Restated Penhall Charter..........................................................................................3

Review Period....................................................................................................10
Rogers Fee.......................................................................................................62
Schedules B......................................................................................................20
Securities Act...................................................................................................14
Securities Holders Agreement......................................................................................5
Seller Breach....................................................................................................48
Seller Consideration..............................................................................................6
Seller Indemnified Party.........................................................................................50
Sellers...........................................................................................................4
Senior Exchangeable Preferred Stock...............................................................................5
Senior Management................................................................................................64
Series A Preferred Stock..........................................................................................5
Series B Preferred Stock..........................................................................................5
Shareholders Agreements..........................................................................................39
Shareholders' Valuation Benefit..................................................................................13
Stock Option Plan................................................................................................45
Stull Children...................................................................................................40
Stull Indemnification Payments...................................................................................57
Stulls...........................................................................................................57
Subsidiaries.....................................................................................................14
Subsidiary...................................................................................................14, 17
Surveys..........................................................................................................43
Surviving Corporation.............................................................................................4
Tax..............................................................................................................17
Tax Returns......................................................................................................17
Taxes............................................................................................................17
Tenant Leases....................................................................................................19
Territory........................................................................................................40
Title Policies...................................................................................................42
Transfer.........................................................................................................39
Valuation Benefit................................................................................................13
Wooditch Shares..................................................................................................39
Zoning Letters...................................................................................................43





                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         THIS IS AN AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of August 3, 1998 (the "Agreement"), by and among Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership ("BRS"), Penhall Acquisition Corp., an Arizona corporation ("Newco"), Penhall Rental Corp., a California corporation formerly known as Penhall International, Inc. (the "Company"), Phoenix Concrete Cutting, Inc., an Arizona corporation ("PCC"), the stockholders of the Company identified on the signature pages hereto as the "Management Stockholders" (the "Management Stockholders") and the stockholders of the Company identified on the signature pages hereto as the "Non-Management Stockholders" (the

"Non-Management Stockholders" and, together with the Management Stockholders, the "Sellers").

                                   Background

         A. The Company has issued and outstanding 421,615 shares of Common Stock, without par value ("Existing Company Stock"), all of which are owned of record by the Sellers, including 13,750 shares of Existing Company Stock issued upon exercise of options to acquire Existing Company Stock and 3,146 shares of Existing Company Stock issued to certain Management Stockholders who are shareholders of Highway Services, Inc. ("HSI") in connection with the Company's acquisition of substantially all of the assets of HSI.

         B. Prior to the Closing referred to herein, all of the issued and outstanding shares of Existing Company Stock will be exchanged for shares of Penhall Class A Common Stock and Penhall Class B Common Stock (each as hereafter defined) as provided herein.

         C. Prior to the Closing, a newly formed subsidiary of PCC will have merged with and into the Company, as a result of which (i) the Company will become a wholly owned subsidiary of PCC and (ii) each holder of shares of Penhall Class A Common Stock and Penhall Class B Common Stock will receive an equal amount of shares of Class A Common Stock and Class B Common Stock (each as hereafter defined), respectively, of PCC.

         D. Newco's authorized stock consists solely of 100 shares of Common Stock, par value $.01 per share ("Newco Common Stock"). BRS owns one
(1) share of Newco Common Stock, which presently comprises the sole issued and outstanding share of capital stock of Newco.

         E. The Boards of Directors of the Company and PCC deem it advisable and in the best interests of the Company and PCC and their stockholders, and the Board of Directors of Newco deems it advisable and in the best interests of Newco and its stockholder, to adopt a plan of recapitalization of PCC (the "Recapitalization") pursuant to which, among other things, (i) Newco will merge with and into PCC (the "Merger") on the terms and conditions set forth in this Agreement, with PCC continuing as the surviving corporation of such Merger, and (ii) BRS will purchase certain securities of PCC as the surviving corporation in the Merger, all on the terms and conditions set forth herein.

         F. It is intended that these transactions be recorded as a recapitalization for financial reporting purposes.

         G. As to certain Management Stockholders and BRS, it is intended that certain of these transactions constitute and be treated as transfers of property to a corporation controlled by the transferors under Section 351 of the Code (as hereafter defined), and comparable provisions of state tax law.

         H. The parties hereto executed that certain Agreement and Plan of Merger, dated as of June 30, 1998 (the "Original Agreement"), and wish to amend and restate such agreement as set forth herein.

                                      Terms

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements, and upon the terms and subject to the conditions hereinafter set forth, and intending to be legally bound hereby, the parties do hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1. Exchange of Company Shares; the PCC Merger. Prior to the Closing, the Company, PCC and the Sellers shall have taken the following actions:

                (a) the Articles of Incorporation of the Company shall have been amended and restated substantially in the form attached hereto as Exhibit A (the "Restated Penhall Charter") to authorize 2,000,000 shares of Existing Company Stock, without par value, 2,000,000 shares of Class A Common Stock, without par value (the "Penhall Class A Common Stock"), and 1,000,000 shares of Class B Common Stock, without par value (the "Penhall Class B Common Stock") of the Company;

                (b) the Articles of Incorporation of PCC shall have been amended substantially in the form attached hereto as Exhibit B to authorize 1,000,000 shares of Common Stock, without par value, 2,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 1,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") and 1,000,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock");

                (c) the Company shall have caused all of the Options to be fully vested and the Sellers holding such Options shall have exercised all of the Options for shares of Existing Company Stock;

                (d) all of the outstanding shares of Existing Company Stock shall have been exchanged for shares of Penhall Class A Common Stock and Penhall Class B Common Stock. Accordingly, the Company and each Seller hereby agree that, prior to the Closing, (i) the Company will issue to each Seller the number of shares of Penhall Class A Common Stock and Penhall Class B Common Stock set forth under such Seller's name on Schedule 3.1(a) hereto in exchange for all of the shares of Existing Company Stock owned by such Seller and set forth under such Seller's name on Schedule 3.1(a) hereto, and (ii) each Seller will accept such Penhall Class A Common Stock and Penhall Class B Common Stock in full redemption and discharge of all of the shares of Existing Company Stock owned by such Seller (the "Exchange"). Pursuant to the Exchange, each Seller shall forward certificate(s) evidencing the Existing Company Stock to be exchanged, together with duly executed stock powers therefor, and, upon filing the Restated Penhall Charter with the Secretary of State of the State of California, the Company will forward to such Seller either (x) the certificates representing the shares of Penhall Class A Common Stock and Penhall Class B Common Stock to be issued to such Seller or (y) if the Exchange fails to be consummated, a notification to that effect together with the certificate(s) evidencing shares of

Existing Company Stock previously delivered to the Company by such Stockholder. Immediately following the Exchange and giving effect thereto, the Company shall have issued and outstanding 365,199 shares of Penhall Class A Common Stock and 56,416 shares of Penhall Class B Common Stock, all of which shall be owned by the Sellers as set forth in Schedule 3.1(a) hereto;

                (e) PCC shall have declared and paid a dividend of $3,600,000 to the Company, which dividend may be in the form of one or more of assumptions of liability, cash or other assets;

                (f) PCC shall have formed a new subsidiary under the laws of the State of California ("PCC Merger Sub"). PCC Merger Sub shall have been merged with and into the Company (the "PCC Merger") pursuant to a Plan of Merger substantially in the form of Exhibit D hereto (the "PCC Plan of Merger"), as a result of which: (i) each share of common stock of PCC Merger Sub issued and outstanding shall be converted into 1 share of Existing Company Common Stock, which will represent all of the issued and outstanding shares of the Company and
(ii) each holder of shares of Penhall Class A Common Stock and Penhall Class B Common Stock will receive an equal number of shares of Class A Common Stock and Class B Common Stock, respectively. Pursuant to the PCC Plan of Merger, at the effective time of the PCC Merger, the Company will exchange all of the shares of PCC stock held by the Company for 12,386 shares of Class C Common Stock;

                (g) Immediately following the Exchange and the PCC Merger, and giving effect thereto, PCC shall have issued and outstanding 365,199 shares of Class A Common Stock and 56,416 shares of Class B Common Stock, all of which shall be owned beneficially and of record by the Sellers in the amounts and as set forth in Schedule 3.1(a) hereto, and 12,386 shares of Class C Common Stock, all of which shall be owned beneficially by the Company.

         1.2. Transactions at Closing. The following transactions, which together shall constitute the Recapitalization, shall be consummated at the Closing on the Closing Date in the following order and each transaction shall be conditioned upon the occurrence of the other transactions:

                (a) each Management Stockholder shall sell, and BRS shall purchase, all of the outstanding shares of Class B Common Stock set forth opposite such Management Stockholder's name and designated as "BRS Purchase Shares" on Schedule 3.1(a) hereto at a purchase price of $322.94 per share (such per share consideration multiplied by the total number of shares of Class B Common Stock being referred to herein as the "Class B Purchase Price");

                (b) Newco shall obtain the proceeds of the Financing (as hereafter defined);

                (c) upon the terms and subject to the conditions contained in
Section 1.3 hereof and elsewhere in this Agreement, at the Effective Time (as defined below), Newco shall be merged with and into PCC in accordance with this Agreement, the Articles of Amendment and Merger attached hereto as Exhibit E (the "Plan of Merger") and the applicable provisions of the Arizona Business Corporation Act (the "ABCA"), the separate existence of Newco shall cease, and PCC shall continue as the surviving corporation (the "Surviving Corporation") and continue its corporate existence under the laws of the State of Arizona. Pursuant to the Plan of Merger, the Articles of Incorporation of PCC shall be amended to change the corporate name of PCC to "Penhall International Corp.";

                (d) the Surviving Corporation shall pay the Cash Merger Consideration (as hereafter defined);

                (e) BRS, the Management Stockholders and the Surviving Corporation shall enter into a Securities Holders Agreement (the "Securities Holders Agreement") substantially in the form attached hereto as Exhibit F; and

                (f) the Surviving Corporation shall sell, and BRS shall purchase, 299,477.35 shares of Common Stock of the Surviving Corporation at a purchase price of $1.00 per share and 10,427.78 shares of Series A Preferred Stock of the Surviving Corporation at a purchase price of $1,000 per share.

         1.3. Terms of the Merger. (a) Effective Time. At the Closing, the parties hereto shall cause the Merger to be consummated by the execution and filing of the Plan of Merger (and any other appropriate documents, such as Officer's Certificates) with the Arizona Corporation Commission of the State of Arizona containing or referencing a copy of this Agreement and shall make all other filings or recordings required in accordance with the ABCA. The Plan of Merger shall provide that the Merger shall become effective immediately upon the filing of the Plan of Merger. The time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

                (b) Effect of Merger. At the Effective Time, the effect of the Merger will be as provided by the ABCA. Without limiting the foregoing, at the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, of each of Newco and PCC (the "Constituent Corporations"); and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any estate or interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

                (c) Articles of Incorporation, Bylaws, Directors and Officers of Surviving Corporation. At the Effective Time, the Articles of Incorporation of PCC in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and by law, except that such Articles of Incorporation shall be amended and restated as provided in the Plan of Merger to, among other things: (i) authorize 5,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), 25,000 shares of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), 50,000 shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and 10,000 shares of 10.5% Senior Exchangeable Preferred Stock, par value $.01 per share (the "Senior Exchangeable Preferred Stock"), of the Surviving

Corporation and (ii) to change the corporate name of the Surviving Corporation to "Penhall International Corp." At the Effective Time, the Bylaws of Newco in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein and by law. The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of PCC immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified or as otherwise provided in the Bylaws of the Surviving Corporation or by law.

                (d) Conversion of Shares.

                    (i) Conversion of Class A Common Stock. Each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and converted into the right to receive an amount in cash, without interest, equal to the quotient of $117,937,365 (the "Cash Merger Consideration" and, together with the Class B Purchase Price, the "Seller Consideration") divided by the total number of shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time. The National Christian Charitable Foundation, Inc. (the "NCCF") agrees, however, that it may receive up to $10,000,000 of Cash Merger Consideration in the form of an equal amount in aggregate initial liquidation preference amount of the Senior Exchangeable Preferred Stock;

                    (ii) Conversion of Class B Common Stock. Each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 10.56 shares of Common Stock and 0.325 shares of Series B Preferred Stock of the Surviving Corporation (the "Class B Merger Consideration" and, together with the Cash Merger Consideration, the "Merger Consideration").

                    (iii) Conversion of Class C Common Stock. Each share of Class C Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 0.323 shares of Series B Preferred Stock of the Surviving Corporation.

                    (iv) Cancellation of Treasury Stock. Each share of Class A Common Stock or Class B Common Stock then held in the treasury of PCC, shall be cancelled and retired without any conversion thereof and no payment of any consideration therefor and thereafter will cease to exist.

                    (v) Capital Stock of Newco. Each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled without any conversion thereof or payment of any consideration therefor and thereafter will cease to exist.

         1.4. Closing Date, Time and Place. Unless this Agreement has been terminated pursuant to Section 7.1 hereof, the consummation of the Merger (the "Closing") shall take place on the third business day after all of the conditions to closing set forth in Article VI are fulfilled or waived, or such other date and at such other time as the Company and Newco may agree in writing (the "Closing Date"). The Closing shall take place at 10:00 a.m. local time at the offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York or at such other location as the parties shall mutually agree.

         1.5. Waiver. Each Seller (on behalf of itself and its affiliates) hereby waives any and all rights held by it or its affiliates to demand payment for fair value of any capital stock of the Company or PCC under Chapter 13 of the California General Corporation Law ("CGCL"), Chapter 13 of the ABCA, respectively, or similar provisions of applicable law in connection with the Merger and the other transactions contemplated hereby in respect of any capital stock of the Company or PCC now or hereafter owned by such Seller or its affiliates.

         1.6. Payment of Seller Consideration and Merger Consideration; Surrender of Stock. (a) Upon delivery to BRS of certificates evidencing the shares of Class B Common Stock representing the BRS Purchase Shares, BRS will deliver to the holders of the BRS Purchase Shares the Class B Purchase Price to be received by such holders pursuant to Section 1.2(a) at the Closing by wire transfer of immediately available funds to one or more accounts designated in writing by the Seller Representative (as defined below) not less than one (1) business day prior to Closing.

                (b) Prior to the Effective Time, Newco shall designate one or more reputable banks or trust companies (the "Exchange Agent") to act at the Surviving Corporation's sole expense as agent for the holders of Class A Common Stock and Class B Common Stock immediately prior to the Effective Time (the "A and B Stockholders") pursuant to the terms of an exchange agent agreement in the form and substance reasonably satisfactory to Newco and the Seller Representative (the "Exchange Agent Agreement"), to receive the Cash Merger Consideration or Class B Merger Consideration to be delivered to such A and B Stockholders pursuant to Section 1.3(d). Alternatively, Newco may designate the Surviving Corporation to act as the Exchange Agent in accordance with this
Section 1.6. At or immediately following the Effective Time, Newco shall deposit or cause to be deposited with the Exchange Agent in trust for the benefit of the A and B Stockholders, the Merger Consideration to which the A and B Stockholders shall become entitled pursuant to Section 1.3(d).

                (c) With respect to holders of record of the Class A Common Stock and Class B Common Stock who shall have given written notice to Newco at least one (1) Business Day prior to the Effective Time of, in the case of holders of Class A Common Stock, wire instructions for payment of the Cash Merger Consideration or, in the case of holders of the Class B Common Stock, instructions for registration of shares constituting the Class B Merger Consideration, the Exchange Agent shall deliver to such holders at the Closing, upon surrender at the Closing to the Exchange Agent of such certificates that evidenced the shares of Class A Common Stock or Class B Common Stock, the Merger Consideration payable in respect of the shares of Class A Common Stock or Class B Common Stock represented by such certificates in accordance with the instructions for such payment or delivery provided by such holder, and such certificates shall be cancelled forthwith.

                (d) With respect to holders of record of the Class A Common Stock and Class B Common Stock who shall not have given proper written notice and received payment in accordance with subparagraph (c) above, promptly after the Effective Time, the Exchange Agent shall mail to each person who was, at the Effective Time, a holder of record of Class A Common Stock or Class B Common Stock entitled to receive the Merger Consideration pursuant to Section 1.3(d), a form (mutually agreed to prior to the Effective Time by Newco and the Company) of letter of transmittal and instructions for use in effecting the surrender of the certificates that, at the Effective Time, shall have evidenced any of such shares of Class A Common Stock or Class B Common Stock to be exchanged pursuant to the Merger. Upon surrender to the Exchange Agent of such certificates that evidenced the shares of Class A Common Stock or Class B Common Stock to be exchanged pursuant to the Merger, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be requested, the Exchange Agent shall promptly deliver to the persons entitled thereto the Merger Consideration payable in respect of such shares of Class A Common Stock or Class B Common Stock represented by such certificates, and such certificates shall forthwith be cancelled. Until so surrendered and exchanged, each such certificate evidencing such shares of Class A Common Stock or Class B Common Stock shall, after the Effective Time, be deemed to evidence only the right to receive the Merger Consideration to which such holder is entitled pursuant to Section 1.3(d).

                (e) If payment of the Merger Consideration in respect of cancelled shares of Class A Common Stock or Class B Common Stock is to be made to a person other than the Seller in whose name a surrendered certificate or instrument is registered, it shall be a condition to such delivery or payment that (i) the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, (ii) the Seller requesting such delivery or payment shall have paid any transfer and other taxes required by reason of such delivery or payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not payable, and (iii) the Seller requesting such delivery or payment shall have provided security reasonably satisfactory to BRS and the Seller Representative for such Seller's indemnification obligations under this Agreement.

                (f) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Penhall Class A Common Stock, Penhall Class B Common Stock or any Existing Company Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Penhall Class A Common Stock, Penhall Class B Common Stock or any Existing Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by law. If, after the Effective Time, shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Penhall Class A Common Stock, Penhall Class B Common Stock or Existing Company Stock are duly presented to the Surviving Corporation for any reason, they will be cancelled and exchanged as provided in this Article I. No interest shall be paid or accrue on any portion of the Merger Consideration, except that dividends shall accrue with respect to Series A Preferred Stock and Series B Preferred Stock in accordance with the terms of such stock.

                (g) Notwithstanding anything to the contrary in this Section 1.6, none of the Surviving Corporation or any party hereto shall be liable to a holder of shares of Class A Common Stock, Class B Common Stock or any Existing Company Stock for any amount properly paid to a public official pursuant to any applicable property, escheat or similar law. If any certificates representing shares of Class A Common Stock, Class B Common Stock or any Existing Company Stock shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any cash or other property in respect of such certificate would otherwise escheat to or become the property of any Authority (as defined in Section 2.14)), any such cash or other distributions in respect of such certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         1.7. No Further Ownership Rights in Existing Company Stock. The issuance or payment of the Merger Consideration pursuant to this Article I will be in full satisfaction of all rights pertaining to the Class A Common Stock, Class B Common Stock, Penhall Class A Common Stock, Penhall Class B Common Stock or any Existing Company Stock surrendered in exchange therefor.

         1.8. Termination of Exchange Fund. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to Section 1.6 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing shares of Class A Common Stock, Class B Common Stock, Penhall Class A Common Stock, Penhall Class B Common Stock or Existing Company Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of Class A Common Stock, Class B Common Stock, Penhall Class A Common Stock, Penhall Class B Common Stock or Existing Company Stock prior to the Merger who have not theretofore complied with this
Article I shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for cash or other property, if any.

         1.9. Lost, Stolen or Destroyed Certificates. In the event certificates representing any shares of Class A Common Stock, Class B Common Stock, Penhall Class A Common Stock, Penhall Class B Common Stock or Existing Company Stock have been lost, stolen or destroyed and the holder thereof is unable to obtain a new certificate by reason of the fact that there can be no further registration of transfers of such certificates on the records of the Surviving Corporation pursuant to Section 1.6, the Exchange Agent will issue or pay in exchange therefor, upon receipt of an affidavit by the holder thereof stating that such certificates have been lost, stolen or destroyed, the portion of the Merger Consideration to which the holder is entitled under Section 1.3; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance or payment thereof, require the holder to agree to indemnify, or if such indemnity is deemed inadequate in Surviving Corporation's reasonable discretion, to deliver a bond in such sum as it may reasonably direct as indemnity, against any claim that may be made against the Surviving Corporation, Newco or the Exchange Agent with respect to such certificates alleged to have been lost, stolen or destroyed.

         1.10. Closing Balance Sheet; Closing Date Indebtedness Amount; Adjustment to Seller Consideration. (a) As promptly as practicable, but not later than one hundred twenty (120) days after the Closing Date, the Surviving Corporation will cause to be prepared and delivered to the Seller Representative (i) a balance sheet (the "Closing Date Balance Sheet") of the Company and its Subsidiaries, together with an unqualified report thereon by KPMG Peat Marwick LLP (the "Company Accountants"), and (ii) a statement based on such Closing Date Balance Sheet setting forth in detail a calculation of the Closing Date Indebtedness Amount (as hereafter defined) and the Adjustment Amount (as hereinafter defined), determined in accordance with the Applicable Accounting Principles (as hereafter defined) and this Agreement. For this purpose, (i) "Closing Date Indebtedness Amount" shall mean an amount equal to all indebtedness (including principal, accrued interest and any applicable premiums) of the Company or its Subsidiaries to any Seller or former stockholder of the Company and to Bank of America (consisting in each case of short- and long-term notes payable), all similar indebtedness of the Company or its Subsidiaries for borrowed money (excluding borrowings under life insurance policies payable from the cash surrender value of such policies), and all amounts drawn under the $2 million dollar letter of credit posted in favor of Peerless Insurance Company (or any substitute letter of credit) (the "Peerless L/C"), in each case as of immediately prior to the Closing, whether or not such indebtedness shall have been repaid or refinanced in connection with the Closing; (ii) "Adjustment Amount" means the amount, if any, by which (i) the difference between (x) the Closing Date Indebtedness Amount minus (y) the amount of the proceeds from the Closing Date Indebtedness Amount used to fund additions to working capital of the Company and property, plant and equipment of the Company necessary to support continued growth in the Company's business (including without limitation all monies used to pay for Proposed Acquisitions (as defined in Section 1.11(a) below) but excluding all amounts drawn under the Peerless L/C) or to fund the employee bonuses, employee loans, tax payments and other items set forth in Schedule 1.10 exceeds (ii) $10,000,000; and (iii) "Applicable Accounting Principles" means GAAP (as defined in Section 2.6) applied in a manner consistent with the Audited Financial Statements (as defined in Section 2.6), except that all amounts, irrespective of size, quantity or nature shall be considered material.

                (b) After delivery of its calculation of the Closing Date Indebtedness Amount, the Surviving Corporation shall make available to the Seller Representative all books, records, work papers, personnel and other materials and sources used by the Surviving Corporation and the Company's Accountants to prepare the Surviving Corporation's calculation of the Closing Date Indebtedness Amount and the Adjustment Amount. The Seller Representative may dispute any items or amounts reflected on the Closing Date Balance Sheet or in the Closing Date Indebtedness Amount and the Adjustment Amount calculations on the basis that such items or amounts were not presented in accordance with the Applicable Accounting Principles or this Agreement (or on the basis of math, entry or other errors); provided, however, that the Seller Representative shall notify the Surviving Corporation in writing of each disputed item or amount within thirty (30) days of the Seller Representative's receipt of the Closing Date Balance Sheet and statement of the Closing Date Indebtedness Amount and the Adjustment Amount (such thirty (30) day period hereinafter referred to as the "Review Period"). Any such notice of disagreement shall specify those items or amounts as to which the Seller disagrees (and shall include the Seller Representative's calculation of the Closing Date Indebtedness Amount and the Adjustment Amount), and the Sellers and the Seller Representative shall be deemed to have agreed with all other items and amounts included in the calculation of the Closing Date Indebtedness Amount and the Adjustment Amount delivered pursuant to Section 1.10(a).

                (c) If a notice of disagreement shall be duly given pursuant to
Section 1.10(b), the Surviving Corporation and the Seller Representative shall, during the fifteen (15) business days following receipt of such notice, use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine the Closing Date Indebtedness Amount and the Adjustment Amount. If, during such period, the Surviving Corporation and the Seller Representative are unable to reach such agreement, they shall promptly thereafter cause a nationally recognized firm of independent accountants chosen and mutually accepted by the parties, or, if no such agreement is reached within five (5) business days after the end of such period, the firm of Arthur Andersen LLP (the "Accounting Referee"), to review this Agreement and the disputed items or amounts for the purpose of calculating the Closing Date Indebtedness Amount and the Adjustment Amount. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Surviving Corporation's calculation of the Closing Date Indebtedness Amount and the Adjustment Amount as to which the Seller Representative has disagreed. The Accounting Referee shall deliver to the Surviving Corporation and the Seller Representative, as promptly as practicable but in no event later than thirty (30) days after retention of the Accounting Referee by the Surviving Corporation and the Seller Representative, a report setting forth such calculations. Such report shall be final and binding upon the Surviving Corporation and the Sellers and shall constitute an arbitral award upon which a judgment may be entered in any court having jurisdiction thereof. The cost of such review and report shall be borne equally by the Surviving Corporation and the Sellers. The "Final Indebtedness Amount" and the "Final Adjustment Amount" shall mean the Closing Date Indebtedness Amount and the Adjustment Amount, respectively, (A) as shown in the Surviving Corporation's calculation delivered pursuant to Section 1.10(a) if no notice of disagreement with respect thereto is duly delivered pursuant to
Section 1.10(b) or (B) if such a notice of disagreement is delivered, as agreed by the Surviving Corporation and the Seller Representative pursuant to this
Section 1.10(c) or in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to this Section 1.10(c).

                (d) The Sellers and Surviving Corporation agree that they will, and will cause their (and their affiliates') agents and representatives to, cooperate and assist in the preparation of the Closing Date Balance Sheet and the calculation of the Closing Date Indebtedness Amount and the Adjustment Amount and in the conduct of the audits and reviews referred to in this Section 1.10, including the making available to the extent necessary of books, records, work papers, and personnel.

                (e) The Surviving Corporation shall be solely responsible for the fees, costs and expenses due to the Company's Accountants in respect of the preparation of the Closing Date Balance Sheet and of the calculation of the Closing Date Indebtedness Amount and the Adjustment Amount pursuant to this
Section 1.10.

                (f) Each of the Sellers shall pay to the Surviving Corporation such Seller's pro rata share, based on his or its ownership interest in the Company specified in Schedule 3.1(a)

("Pro Rata Share"), of the Final Adjustment Amount, if any, with interest as provided in paragraph (g) below.

                (g) Any payments pursuant to paragraph (f) above shall be made by wire transfer of immediately available funds within ten (10) days after the Final Indebtedness Amount and the Final Adjustment Amount have been determined to such account of the Surviving Corporation as may be designated by the Surviving Corporation in writing (it being understood that if at the conclusion of the Review Period, any portion of the Adjustment Amount is not in dispute, such amount shall be paid within ten (10) business days after the conclusion of the Review Period). The amount of any payment to be made pursuant to this
Section 1.10 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest from time to time announced by Morgan Guaranty Trust Company of New York as its Base Rate in New York City in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of three hundred sixty-five (365) days and the actual number of days elapsed.

         1.11. Adjustment of Seller Consideration for Certain Company Acquisitions. (a) With respect to any acquisition (a "Proposed Acquisition") of any of the acquisition candidates identified on Schedule 1.11 hereto (the "Acquisition Candidates") consummated by the Company or a Subsidiary of the Company either prior to Closing or within one hundred twenty (120) days following the Closing, the Sellers will be entitled to receive the Shareholders' Valuation Benefit (as defined below) in accordance with the terms and conditions of this Section 1.11.

                (b) For each Proposed Acquisition consummated prior to Closing (including the acquisition of HSI), the Merger Consideration and the Class B Purchase Price shall be increased ratably by an amount equal to 50% of the Shareholders' Valuation Benefit attributable to such Proposed Acquisition; and the parties agree that the Merger Consideration reflects such amount attributable to the acquisition of HSI. In the event that one or more Proposed Acquisitions are consummated on or before the 120th day following the Closing, the Sellers shall be entitled to receive, allocated among the Sellers according to each Seller's respective interest in the total of the Merger Consideration and the Class B Purchase Price as set forth in Schedule 3.1(a), an amount equal to 50% of the Shareholders' Valuation Benefit attributable to each such Proposed Acquisition. Payments pursuant to this paragraph (b) shall be made (i) at the Closing and in the manner provided in the first sentence of this subparagraph
(b) with respect to any Proposed Acquisition consummated prior to the Closing (it being acknowledged that the Class B Purchase Price and the Merger Consideration specified in Sections 1.2(a) and 1.3(d) include such payments with respect to HSI), and (ii) with respect to any Proposed Acquisition consummated following the Closing, by wire transfer of immediately available funds within ten (10) business days after the consummation of such Proposed Acquisition to a single account for the benefit of the Sellers as may be designated by the Seller Representative in writing.

                (c) In the event that the EBITDA of an Acquisition Candidate (acquired pursuant to a Proposed Acquisition for which payment or adjustment shall have been made under paragraph (b) above) for the period ending on the first anniversary of the Measurement Date (as defined below) of such Proposed Acquisition shall equal or exceed 90% of such Acquisition

Candidate's Historical EBITDA (as defined below), the Sellers shall be entitled to receive from the Surviving Corporation, as an adjustment to the Seller Consideration, an amount equal to the remaining 50% of the Shareholders' Valuation Benefit for such Acquisition Candidate. EBITDA shall be calculated in a manner consistent with the calculation of the Historical EBITDA of such Acquisition Candidate. Any such payment pursuant to this paragraph (c) shall be made by the Surviving Corporation by wire transfer of immediately available funds within ten (10) business days after the first anniversary date of the consummation of such Proposed Acquisition to a single account for the benefit of the Sellers as may be designated by the Seller Representative in writing.

                (d) For purposes of this Section 1.11:

                    (i) "Shareholders' Valuation Benefit" means an amount equal to 50% of the Valuation Benefit (as defined below);

                    (ii) "Valuation Benefit" means an amount equal to the positive difference, if any, of (x) the product of Historical EBITDA (as defined below) of any Acquisition Candidate multiplied by six (6), less (y) the actual purchase price (including the value of all assumed bank debt, purchase money debt and other indebtedness for borrowed money and the estimated value of any future payments and adjustments as the parties may agree) to be paid for such Acquisition Candidate;

                    (iii) "Historical EBITDA" of any Acquisition Candidate means normalized (i.e., after adjustments for non-recurring and similar items) earnings before interest, taxes, depreciation and amortization ("EBITDA") for the twelve month period ending on the Measurement Date of such Proposed Acquisition, it being understood that the Surviving Corporation (or BRS in the case of any Proposed Acquisition consummated prior to Closing) and the Seller Representative shall use their respective best efforts to agree upon the Historical EBITDA of an Acquisition Candidate prior to the date of consummation of such Proposed Acquisition; provided that the parties agree that Historical EBITDA of HSI shall equal $3,271,000; and

                    (iv) "Measurement Date" means, with respect to any Proposed Acquisition that is consummated, the date that is the last day of the month immediately preceding the month during which the closing of such Proposed Acquisition occurs, except that if the closing occurs on the last day of a month, the Measurement Date shall be the closing date.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         OF THE SELLERS AND THE COMPANY

         Subject to Section 10.15, each Seller and the Company hereby represent and warrant jointly and severally to BRS and Newco as follows:

         2.1. Organization and Standing. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its property and to conduct the business in which it is engaged as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it, or the conduct of its business, makes such qualification necessary, except where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" means any change, effect or circumstance that has or is reasonably likely to have, any material adverse effect (i) on the assets, liabilities, operations, business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (ii) on the ability of the Sellers or the Company to consummate the transactions contemplated hereby or (iii) on the ability of each of the Company and its Subsidiaries to continue to operate its business immediately after the Closing in substantially the same manner as such business is conducted prior to the Closing.

                (b) Attached hereto as Schedule 2.1(b) are true and complete copies of the current Articles of Incorporation and Bylaws of the Company, as in effect on the date of this Agreement.

         2.2. Capitalization. (a) The authorized capital stock of the Company consists solely of 5,000,000 shares of Existing Company Stock, of which 421,615 shares are issued and outstanding and will be issued and outstanding immediately prior to the filing of the Restated Penhall Charter. The Sellers are the sole record owners of the Existing Company Stock. There are no other shares of capital stock of the Company issued. All of the outstanding shares of the Company's capital stock (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) have not been issued in violation of any preemptive rights of stockholders and (iii) have been offered and sold pursuant to a valid exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and otherwise in compliance with the Securities Act and the rules and regulations thereunder.

                (b) The Company has subsidiaries as set forth on Schedule 2.2(b) (each, a "Subsidiary" and collectively, the "Subsidiaries"). Except for the Subsidiaries, the Company does not own, and, except as set forth on Schedule 2.2(b), has not owned, directly or indirectly, beneficially or of record, or have or, except as set forth on Schedule 2.2(b), had any operational control over, or have any obligation to acquire, any capital stock or other equity securities of any corporation, nor does the Company have any direct or indirect equity or ownership investment, or any obligation to incur such investment, in any person. As used herein, the term "person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization. Each issued and outstanding share of capital stock or other equity security of the Subsidiaries (i) has been duly authorized and validly issued, (ii) is fully paid and non-assessable, (iii) has not been issued in violation of any preemptive rights of equityholders, and (iv) except as set forth on Schedule 2.2(b) hereto and for the transactions set forth in Article I, is owned, beneficially and of record by the Company, free and clear of any claim, lien, security interest, mortgage, deed of trust, pledge, charge, conditional sale or other title retention agreement, lease, preemptive right, right of first refusal, option, restriction, tenancy, easement, license, encroachment (from or onto any other property) or other encumbrance of any kind (collectively, "Liens"). Except as set forth on Schedule 2.2(b), each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation set forth on Schedule 2.2(b) hereto and has full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets; is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it, or the conduct of its business, makes such qualification necessary, except where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. The copies of the Articles of Incorporation and By-Laws of each Subsidiary heretofore delivered to Newco are complete and correct copies of such instruments as presently in effect.

                (c) Except as set forth on Schedule 2.2(c) hereto, there are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or equity securities of the Company or any Subsidiary or (ii) options, warrants, calls or other rights to acquire from the Company or any Subsidiary, or other obligations or understandings or arrangements of the Company or any Subsidiary to issue, any capital stock, equity securities or securities convertible into or exchangeable for capital stock or equity securities of the Company or any Subsidiary. Except as set forth on Schedule 2.2(c) hereto and for the transactions set forth in Article I, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any capital stock or equity securities of the Company or any Subsidiary (or any of the other securities set forth in the previous sentence). Except pursuant to this Agreement or as set forth on
Schedule 2.2(c) hereto, neither the Company nor any Subsidiary is a party to, or bound by, any arrangement, agreement, instrument or order (i) relating to the transfer of any capital stock or equity securities of the Company or any Subsidiary, (ii) relating to the dividend or voting rights of any capital stock or equity securities of the Company or any Subsidiary, or (iii) relating to rights to registration under the Securities Act of any capital stock or equity securities of the Company or any Subsidiary.

         2.3. Authorization; Binding Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and each other document or instrument contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each other document or instrument executed or to be executed by it in connection herewith, and the consummation by the Company of the transactions contemplated hereby and thereby, have been, or, with respect to the PCC Merger and the Merger, will have been prior to Closing, duly and validly authorized by all necessary corporate and shareholder action. This Agreement has been, and each other document or instrument to be executed by the Company in connection herewith will be, duly executed and delivered by the Company, and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms.

         2.4. Conflicts, Consents and Approvals. Except as set forth on Schedule
2.4 hereto, the execution and delivery by the Company of this Agreement and any other documents or instruments contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                (a) violate or conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Company or any Subsidiary, as such instruments are currently in effect;

                (b) subject to obtaining the consents and approvals specified in
Schedule 2.4, require any consent, approval or notice under, or conflict with, or result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or result in the creation or imposition of any Lien upon the property of the Company or a Subsidiary) under, any of the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, lease, agreement or other document or instrument or obligation to which the Company or a Subsidiary is a party, under or pursuant to which any of its properties or assets are held, or by which any portion of its properties or assets may be bound, or (ii) any permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on the Company or any of the Subsidiaries, except for conflicts, violations, breaches, defaults or other events that could not be reasonably expected to have a Material Adverse Effect;

                (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect, the violation or contravention of which could reasonably be expected to have a Material Adverse Effect; or

                (d) other than in respect of the HSR Act (as defined in Section 5.5), require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any court, arbitrator, governmental agency or other regulatory authority, or any stock exchange or similar self-regulatory organization.

         2.5. Litigation. Except as set forth on Schedule 2.5 hereto, (a) there is no pending or, to the knowledge of the Company, threatened claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving the Company or any Subsidiary, or any of the property or rights of the Company or any Subsidiary, which has had or could reasonably be expected to have a Material Adverse Effect and (b) neither the Company nor any Subsidiary is in violation of or default under any order, judgment, writ, injunction or decree of any court, arbitrator or Authority (as defined in Section 2.14). Any such order, injunction or decree binding on the Company or any Subsidiary is disclosed in
Schedule 2.5.

         2.6. Financial Statements. Attached hereto as Schedule 2.6(a) are copies of the audited consolidated financial statements of the Company and its Subsidiaries for the years ended, and as of, June 30, 1997, June 30, 1996 and June 30, 1995, together with, in each case, the audit reports thereon of, for the year ended and as of June 30, 1997, KPMG Peat Marwick LLP or, for the years ended and as of June 30, 1996 and 1995, Moss Adams LLP (the "Audited Financial Statements"). Except as set forth on Schedule 2.6(b) hereto, the Audited Financial Statements are in accordance with the books and records of the Company and its Subsidiaries, and fairly present in accordance with generally accepted accounting principles ("GAAP") consistently applied the consolidated assets, liabilities and financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations for the periods covered thereby. Also attached hereto as Schedule 2.6(a) is a copy of the unaudited financial statements of the Company and its Subsidiaries for the nine month period ended, and as of, March 31, 1998 (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). Except as set forth on Schedule 2.6(b), the Interim Financial Statements are in accordance with the books and records of the Company and its Subsidiaries, and fairly present in accordance with GAAP (for interim reporting) consistently applied the consolidated assets, liabilities and financial position of the Company and its Subsidiaries, as at the date thereof, and the consolidated results of their operations for the period covered thereby (except in respect of normal and recurring year end adjustments, none of which is material in amount). The contingency, tax and other reserves reflected on the Financial Statements are adequate, appropriate and reasonable in accordance with GAAP.

         2.7. No Brokers or Finders. Except for William L. Rogers and his affiliates, the fees related to which shall be borne as provided in Section 10.5, none of the Company, its Subsidiaries, affiliates, officers, directors or employees, (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         2.8. Taxes. (a) For purposes of this Agreement:

                   (i) "Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, alternative minimum, license, withholding, employment, payroll, excise, estimated, severance, stamp, occupation, real or personal property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any federal, state, local or foreign tax authority;

                   (ii) "Tax Returns" means all returns, reports, forms or other information required to be filed with, or supplied to, any tax authority and all information forms required to be supplied to third parties with respect to any Taxes; and

                   (iii) For purposes of this Section 2.8 and Section 2.17(m) hereof relating to Tax matters, "Company" and "Subsidiary" include any predecessor entity to which the Company or a Subsidiary is a successor for Tax purposes.

                (b) Except as set forth in Schedule 2.8:

                    All Tax Returns (including consolidated, combined or unitary federal and state Tax Returns which include or which should include the Company or any Subsidiary) required to be filed by or on behalf of the Company or any Subsidiary have been timely filed and each such Tax Return is materially complete and accurate. All Taxes shown on such Tax Returns have been paid by or on behalf of the Company and the Subsidiaries when due. The charges, accruals, and reserves for unpaid Taxes that are reflected on the books of the Company and each Subsidiary are adequate to cover such Taxes in accordance with GAAP. Neither the Company nor any Subsidiary has filed a consent, election or agreement under Section 341(f) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder

(collectively, the "Code"). No Liens for Taxes have been filed with respect to any property of the Company or any Subsidiary except for Taxes not yet due, there is no unpaid assessment of Taxes against the Company or any Subsidiary, no claims are being asserted with respect to any Taxes of the Company or any Subsidiary and to the Company's knowledge no examination is being conducted or is pending which could result in Taxes being owed by the Company or any Subsidiary. Neither the Company nor any Subsidiary has been advised by any tax authority that it has or may have an obligation to file Tax Returns in a jurisdiction where the Company or Subsidiary has not filed or has ceased filing Tax Returns. The Company and each Subsidiary have complied in all material respects with applicable laws, rules and regulations relating to the payment and withholding of Taxes and have withheld and properly remitted all Taxes required to be withheld from the wages, salaries, payments or transfers of property to employees and independent contractors. There are no effective waivers or consents extending the statute of limitations with respect to Taxes for which the Company or any Subsidiary could be liable. Neither the Company nor any Subsidiary is a party to any agreement under which the Company or any Subsidiary could be liable to indemnify another person for Taxes. Neither the Company nor any Subsidiary is subject to any adjustment under Section 481 of the Code. Neither the Company nor any Subsidiary is the subject of any private letter ruling from, or closing agreement with any tax authority. Neither the Company nor any Subsidiary owns an equity interest in any entity treated as a partnership for federal income tax purposes. Neither the Company nor any Subsidiary has ever been a member of an affiliated group that files or filed consolidated federal income tax returns other than the affiliated group of which the Company is the common parent.

                (c) Neither the Company nor any Subsidiary has made, or is obligated to make, any "excess parachute payment" within the meaning of Section 280G of the Code.

         2.9. Absence of Undisclosed or Contingent Liabilities. Except as set forth on Schedule 2.9 hereto and except as (and to the extent) accrued for in the interim balance sheet, as of the date (the "Interim Balance Sheet Date") of the balance sheet included in the Interim Financial Statements (the "Interim Balance Sheet"), neither the Company nor any Subsidiary had any liability or obligation, other than (i) executory obligations under contracts and other contractual or employment arrangements not requiring disclosure in the Interim Balance Sheet under GAAP and incurred in the ordinary course of business consistent with past practice and (ii) liabilities and obligations arising from normal year-end adjustments none of which, individually or in the aggregate, would be material to the Company's financial position as reflected in the Interim Financial Statements. Since the Interim Balance Sheet Date, neither the Company nor any Subsidiary has become subject to any such liability or obligation, other than (a) liabilities and obligations incurred in the ordinary course of business consistent with past practice of a type reflected on the Interim Balance Sheet which are not in an amount materially in excess of the liabilities and obligations accrued for in the Interim Balance Sheet Date, (b) executory obligations under contracts and other contractual or employment arrangements not requiring disclosure in the Interim Balance Sheet under GAAP and incurred in the ordinary course of business consistent with past practice
(c) liabilities and obligations arising from normal year-end adjustments none of which, individually or in the aggregate, would be material to the Company's financial position as reflected in the Interim Financial Statements and (d) liabilities and obligations set forth on Schedule 2.9 hereto. Notwithstanding the foregoing, no representations or warranties are given in this Section 2.9 with respect to liabilities or obligations arising from environmental matters or conditions, employee benefit plans or pursuant to ERISA, and Sections 2.12 and
2.20 shall contain the only representations and warranties with respect to such items.

         2.10. Property. (a) Except as set forth on Schedule 2.10(a) hereto, the Company, or if so designated in Schedule 2.10(a), a Subsidiary, has (and will continue to have immediately after the Closing) good and valid title to all assets and properties the Company and the Subsidiaries purport to own (other than the Real Property, as hereinafter defined), tangible and intangible, in each case free and clear of any Liens, except for inventories and other assets disposed of by the Company or any Subsidiary prior to the Closing in the ordinary course of business consistent with past practice and except for Liens for taxes not yet due and payable (collectively, the "Personal Property").

                (b) Except as set forth in Schedule 2.10(a) hereto, all of the assets, tangible and intangible, used in the operation of the business of the Company and the Subsidiaries as of the Interim Balance Sheet Date were owned, leased or licensed by the Company and the Subsidiaries or, with respect to intellectual property, in the public domain.

                (c) Attached hereto as Schedule 2.10(c) is a list of (i) all of the owned real property of the Company and the Subsidiaries (collectively, the "Owned Real Property"), (ii) all leases, assignments of leases, subleases, licenses, rights of use or occupancy and other written agreements pursuant to which the Company or the Subsidiaries lease, sublease, use or occupy real property (other than Job Sites (as defined below) used or occupied) (collectively, the "Tenant Leases"), and (iii) all leases, assignments of leases, subleases, rights of occupancy and other written agreements pursuant to which the Company or any of the Subsidiaries lease, have assigned leasehold estates, subleased or otherwise let to any person any Real Property (as hereinafter defined) or any portion of or interest therein (the "Landlord Leases"). The interests of the Company and the Subsidiaries in the Real Property constitute the only interests in real property required to be owned by the Company or the Subsidiaries in order that the Company and the Subsidiaries may conduct their business as presently conducted, except for job sites owned or leased by customers of either the Company or any of its Subsidiaries ("Job Sites").

         As used in this Agreement, the following terms have the following meanings:

                   (i) "Exceptions That Will Not Exist At Closing" means those matters disclosed on Schedules B which are also separately listed on Schedule 2.10(d) under the heading Exceptions That Will Not Exist At Closing.

                   (ii) "Leased Real Property" means, collectively, all the leasehold estates demised under the Tenant Leases.

                   (iii) "Leases" means, collectively, the Tenant Leases and the Landlord Leases.

                   (iv) "Real Property" means, collectively, the Owned Real Property and the Leased Real Property.

                   (v) "Schedules B" means, collectively, Schedule B to each of the title insurance policies listed on Schedule 2.10(d), copies of which schedules are attached hereto as Exhibit A to Schedule 2.10(d).

                (d) Except as set forth on Schedule 2.10(d) hereto, the Company or, if so designated in Schedule 2.10(d), a Subsidiary, has (and will continue to have immediately after the Closing) good and marketable, indefeasible fee simple title to the Owned Real Property free and clear of any and all Liens and title defects, except for (x) matters listed on Schedules B, (y) minor imperfections of title, conditions, encroachments, easements, covenants or restrictions, if any, none of which is substantial in amount and none of which, individually or in the aggregate, materially detracts from the value of the affected property or impairs the use of the affected property in the manner such property is currently being used or impairs the conduct of the Company's or any Subsidiary's business, and (z) Liens for real estate Taxes and assessments not yet delinquent (all of the items described in (x), (y) and (z), collectively, the "Permitted Fee Property Exceptions").

                (e) On and as of the Closing Date, all of the Real Property shall be free and clear of and none of the Real Property shall be subject to any of the Exceptions That Will Not Exist At Closing, other than the Exceptions that Will Not Exist At Closing applicable to the properties located at 13750 Catalina Street in San Leandro, California and 3845 Imperial Avenue in San Diego, California (the "Continuing Exceptions").

                (f) Except as set forth on Schedule 2.10(f) hereto, the Company or, if so designated in Schedule 2.10(f), a Subsidiary, has (and will continue to have immediately after the Closing) good and valid (i) title to the leasehold estates conveyed under the Leases (the "Leasehold Estates"), and (ii) leasehold title to the Leased Real Property free and clear of any Liens and title defects, except for (x) matters set forth on Schedule 2.10(f), (y) minor imperfections of title, conditions, encroachments, easements, covenants or restrictions, if any, none of which is substantial in amount and none of which, individually or in the aggregate, materially detracts from the value of the affected property or impairs the use of the affected property in the manner such property is currently being used or impairs the conduct of the Company's or any Subsidiary's business, and (z) Liens for real estate Taxes and assessments not yet delinquent (all of the items described in (x), (y) and (z), collectively, the "Permitted Leasehold Property Exceptions," and together with the Permitted Fee Property Exceptions, the "Permitted Exceptions"). Nothing in this representation and warranty shall be deemed a representation or warranty with respect to the fee interests encumbered by any of the Tenant Leases.

                (g) The Company has delivered to Newco complete and correct copies of all existing title insurance policies in the Company's or any Subsidiary's possession and all surveys possessed by the Company or a Subsidiary with respect to any of the Real Property.

                (h) Except as set forth in Schedule 2.10(h), the Company is in actual, exclusive possession of all of the Real Property, other than Real Property that is the subject of a Landlord Lease, if any. Except as set forth in
Schedule 2.10(h), the basic rent and all additional rent payable under the Leases have been paid to date and not more than one month in advance. All tenant improvement work and all other work required to be performed under any of the Leases by the landlords thereunder or by the Company or any Subsidiary has been performed, and, to the extent that the Company or a Subsidiary is responsible for payment of such work, has been fully paid for, whether directly to the contractor performing such work or to such landlord as reimbursement therefor, except for items which the Company or any Subsidiary is disputing in good faith (which items are fully reserved for in the Interim Balance Sheet. Except as set forth on Schedule 2.10(h), there are no brokerage commissions or finder's fees due from any Seller or the Company or any Subsidiary which are unpaid with regard to any of the Leases or which will become due at any time in the future with regard to the Leases.

                (i) Except as set forth on Schedule 2.10(i) hereto, there have been no casualties which are reasonably likely to result in the termination of any of the Leases or the exercise of any buy-out provision contained in any of the Leases relative to damage by casualty.

                (j) To the Company's knowledge, there is not currently (i) any pending or threatened condemnation action, eminent domain proceeding or other litigation, action or proceeding concerning any of the Real Property, or (ii) any pending or threatened investigation by any governmental authority which relates to the ownership, maintenance, use or operation of any of the Real Property. The Sellers have caused the Company and the Subsidiaries to deliver to Newco complete and correct copies of all written notices and other correspondence received by the Company or any Subsidiary within the past two (2) years with respect to any of the matters set forth in the immediately preceding clauses (i) and (ii). All of the buildings and other improvements upon the Real Property are operational and do not require material repair and are in a state of repair suitable for the continued operation of the business conducted thereon without material repair. The water, gas, electricity and other utilities serving each parcel of the Real Property are currently adequate to service the normal operation by the Company or its Subsidiary, as the case may be, of such parcel as currently conducted. Each parcel of the Real Property has physical access to public right of ways sufficient for the conduct of the business as presently conducted on such parcel.

                (k) None of the matters listed on Schedule 2.10(k), individually or in the aggregate: (i) materially impairs, or grants rights which if exercised would materially impair the use of the affected property, including, without limitation, any improvements thereon, in the manner such property is currently being used, or (2) materially adversely affects or grants rights which if exercised would materially adversely affect the operations of the Company and the Subsidiaries or the results thereof, in either case taken as a whole.

         2.11. Insurance. Attached hereto as Schedule 2.11(a) is a list of the insurance with respect to the business carried on by the Company and its Subsidiaries. Such insurance is in effect and will be kept in effect up to the Closing. Except as set forth on Schedule 2.11(a), (i) all of the Company's liability insurance policies are on an "occurrence," as opposed to "claims made," basis, (ii) none of the premiums under such policies are subject to retroactive adjustment as a result of loss experience under such policies, and
(iii) the coverage provided by the Company's liability insurance policies for any injuries or offenses that have occurred prior to the Closing will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated hereby. Attached hereto as Schedule 2.11(b) are true and complete lists of all open surety, bonding or similar arrangements for the Company or any Subsidiary, prepared by the Company's brokers of surety and bonding arrangements.

         2.12. Environmental Matters. (a) Except as set forth in Schedule 2.12(a), neither the Company nor any of its Subsidiaries has received from any governmental authority or other person any requests for information, notices of claim, complaint, order, assessment, demand or other written notification that the Company or any of its Subsidiaries are, may be or will be potentially responsible with respect to any investigation, clean-up or other liabilities or responsibilities arising from or related to the presence, Release or threat of Release of Hazardous Substances at any sites, and to the knowledge of the Company, the Sellers have received no such notice, nor does the Company have knowledge of any legitimate basis upon which such request, notice, demand or claim would be sent.

                (b) Except as set forth in Schedule 2.12(b), to the knowledge of the Company, no Hazardous Substances have been Managed or Released or threatened to be Released at, on, about, under, from or onto any Real Property now owned, operated or leased by the Company or any Subsidiary or in connection with the conduct of the business of the Company and the Subsidiaries (as presently conducted) at such Real Property, except for such Management or Releases the consequences of which could not reasonably be expected to have a Material Adverse Effect.

                (c) Except as set forth in Schedule 2.12(c), no Real Property owned or leased by the Company or any Subsidiary contains underground tanks, active or abandoned. Except as set forth on Schedule 2.12(c), none of the foregoing is required to be upgraded, retrofitted or replaced within the next one (1) year pursuant to 40 CFR Part 280 or under any analogous state or local Environmental Laws regulating underground storage tanks.

                (d) The Company and each Subsidiary have obtained all Environmental Permits, all such Environmental Permits are in full force and effect and the Company and each Subsidiary are in compliance with all terms and conditions of the Environmental Permits except where the failure to so obtain or comply could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary have made or will make before the Closing timely application for renewals of all such Environmental Permits for which Environmental Laws require that applications must be filed on or before the Closing to maintain the Environmental Permits in full force and effect. If any Environmental Permits are required to be transferred, or any notifications are required to be made so that the Surviving Corporation can operate the Company and its Subsidiaries after the Closing in the manner they were operated prior to Closing, the Company and the Subsidiaries will prepare and file all required applications therefor. BRS and Newco shall use their reasonable efforts to cooperate with the Company and the Subsidiaries as to the foregoing.

                (e) Each of the Company and its Subsidiaries and the operations of its businesses are in compliance with all Environmental Laws except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                (f) As used herein, "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. "Environmental Laws" means the common law and all applicable federal, state and local laws relating to pollution or protection of human health or the environment including, laws, statutes, ordinances, rules, regulations, orders, codes and notices as adopted or issued as of the date of this Agreement relating to the Management or Release or threatened Release of Hazardous Substances into the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata). "Environmental Permits" means all permits, approvals, certificates, registrations, licenses and other authorizations which are required under Environmental Laws. "Hazardous Substance" means any hazardous or toxic substance or waste, pollutant or contaminant including petroleum products, asbestos, PCBs and radioactive materials. "Management" (and its correlative terms) means the generation, possession, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of Hazardous Substances. "Release" means any spill, leak, discharge, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping or allowing to escape or presence of any Hazardous Substance.

         2.13. Intellectual Property. (a) Attached hereto as Schedule 2.13 is a correct list of all material trademarks, service marks, and registrations and applications for trademarks, service marks and trade names, copyrights registrations, and patents and patent applications owned or used by the Company or a Subsidiary, and all licenses pertaining thereto. The items listed in
Schedule 2.13, together with any material trade secrets (including without limitation, proprietary inventions, technology, know-how, customer or product information, designs, and technical information to the extent they are trade secrets) owned or used by the Company or any Subsidiary are referred to as the "Intellectual Property". All of the trademarks, service marks and trade names listed in Schedule 2.13 are currently being used by the Company or a Subsidiary in its business except as otherwise explicitly indicated in such Schedule. Except as set forth on Schedule 2.13 hereto, to the Company's knowledge, the Company and the Subsidiaries have adequate and sufficient rights, whether registered or unregistered, to use such Intellectual Property as currently used in their respective businesses, free and clear of any Lien or competing rights or interests of others which would preclude or otherwise impair the use by the Company or any Subsidiary, as the case may be.

                (b) The Company or a Subsidiary solely and exclusively owns all right, title and interest in and to the Intellectual Property, except as set forth on Schedule 2.13. The operation of the Company's and its Subsidiaries' business does not, to the Company's knowledge, infringe on the patents, trademarks, service marks, trade names, trade dress, copyrights, trade secrets or other intellectual property rights of any third party. Except as set forth on
Schedule 2.13, to the Company's knowledge, no claims have been asserted by any person in respect of the use of any Intellectual Property by the Company or a Subsidiary.

                (c) Except as set forth on Schedule 2.13, all of the patents, trademark and service mark registrations, and copyright registrations listed on
Schedule 2.13 are valid and in full force, are held of record in the name of the Company or a Subsidiary, are not, to the Company's knowledge, the subject of any cancellation, reexamination opposition, extension of time to oppose, interference, rejection, refusal to register or any other proceeding challenging their extent or validity. With respect to the Intellectual Property, the Company or a Subsidiary is the assignee in all patent applications, and the Company or a Subsidiary is the applicant of record for all applications for trademark, service mark, and copyright registration. No patents are held in the names of individual inventors. No order, holding, decision or judgment has been rendered by any governmental authority, and no agreement, consent or stipulation exists, which would limit the Company's or any Subsidiary's use of any Intellectual Property or any advertising or promotional claim or campaign. Except as set forth on Schedule 2.13, to the Company's knowledge, neither the Company nor its Subsidiaries have given any indemnification against infringement of patent, trademark, copyright or other intellectual property rights as to any equipment, materials, products, services or supplies.

                (d) Other than as set forth on Schedule 2.13, neither the Company nor any Subsidiary has asserted any claim of infringement, dilution, unfair competition, misappropriation or misuse against any person with respect to the Intellectual Property within the past three years. To the Company's knowledge, no person is infringing, diluting, unfairly competing with or misappropriating the rights of the Company or any Subsidiary with respect to the Intellectual Property.

         2.14. Permits. Except as set forth on Schedule 2.14 and except where the Company's failure to own a Permit could not reasonably be expected to have a Material Adverse Effect, the Company has obtained all certificates, permits, franchises, licenses and authorizations ("Permits") required for the operation of the Company's business as currently conducted by any governmental or quasi-governmental authority having jurisdiction over the Company, its properties or business or the Subsidiaries or their properties or business. All such Permits are in full force and effect. The Company or any Subsidiary is not in default (or non-compliance) under any Permit, except where a default could not reasonably be expected to have a Material Adverse Effect. No modification, suspension or cancellation of any Permit, or any proceeding relating thereto, is pending or, to the knowledge of the Company, threatened with respect to any Permit. No written notice has been received by the Company or the Subsidiaries with respect to any failure by the Company or any Subsidiary to have any Permit nor of any asserted present or past failure by the Company or any Subsidiary to comply with any Permit or its terms, in each case, where such failure could reasonably be expected to have a Material Adverse Effect.

         2.15. Compliance with Laws. Except as set forth in Schedule 2.15 hereto, the operations of the Company and each of its Subsidiaries have been conducted in compliance in all material respects with applicable laws, regulations and other requirements of all Authorities having jurisdiction over the Company or any Subsidiary or any of their respective businesses or operations, including without limitation such laws, regulations and requirements relating to employment and employment practices, terms and conditions of employment and wages and hours, rental of vehicles, machinery and equipment, contracting and subcontracting, antitrust, consumer protection, immigration, health, occupational safety and health, plant closing, pension, building, zoning, subdivision matters, and securities, except in each case where a failure to comply could not reasonably be expected to have a Material Adverse Effect and except for laws, regulations or requirements relating to Hazardous Substances. During the past three years, neither the Company nor any Subsidiary has received any notification of any asserted present or past failure by the Company or any Subsidiary to comply with any laws, rules or regulations, except where an asserted present or past failure to comply could not reasonably be expected to have a Material Adverse Effect and except for laws, regulations or requirements relating to Hazardous Substances.

         2.16. Labor Matters. (a) Except as set forth in Schedule 2.16, (i) neither the Company nor any Subsidiary is party to or bound by any agreement with any labor organization, including any collective bargaining or similar agreement ("Labor Agreement"), (ii) there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary, and (iii) neither the Company nor any Subsidiary has experienced any material work stoppage, strike, slowdown, or union organizational efforts since January 1, 1995. The Company has delivered all Labor Agreements of the Company and its Subsidiaries to BRS.

                (b) Except as set forth in Schedule 2.16, neither the Company nor any Subsidiary has had asserted against it any worker's compensation claim which could reasonably be expected to have a Material Adverse Effect.

         2.17. Absence of Changes. Except as and to the extent set forth on
Schedule 2.17, since June 30 1997, there has not been any Material Adverse Effect or any change or occurrence which could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, except as and to the extent set forth in Schedule 2.17 or pursuant to the transactions set forth in
Article I or the covenants set forth in Article V, since June 30, 1997 to the date of this Agreement, neither the Company nor any Subsidiary has:

                (a) Increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency, tax or other reserves or changed its accounting practices, methods or assumptions (including changes in estimates or valuation methods);

                (b) Changed the manner or timing of collecting accounts receivable or satisfying accounts payable;

                (c) Entered into any lease or sublease of real property or assignment of any leasehold estate or exercised any purchase options or rights of first refusal contained in any of the Leases, or terminated, surrendered, cancelled or assigned any of its properties demised under the Leases, or any part thereof;

                (d) Permitted or allowed any of its Owned Real Property or Leased Real Property, or assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien, except for Permitted Exceptions;

                (e) Executed or consummated any contract or agreement for the purchase or sale of any real property or otherwise purchased or conveyed any real property or any interest therein;

                (f) Written down the value of any assets except in accordance with the Company's historical depreciation policy as reflected in the Audited Financial Statements, consistently applied in accordance with past practice (including write-downs by reason of shrinkage or mark-down);

                (g) Cancelled any debts or waived any claims or rights involving more than $50,000;

                (h) Sold, transferred, or otherwise disposed of any of its Owned Real Property, or any interest therein, or its other properties or assets (real, personal or mixed, tangible or intangible), except for (i) inventory (and dispositions of used equipment previously held for rental or for use in the Company's subcontracting businesses) in the ordinary course of business consistent with past practice, (ii) dispositions of excess, unnecessary or obsolete furniture, fixtures and equipment which are not material in the aggregate, or (iii) asset dispositions for consideration of less than $100,000 in the aggregate;

                (i) Granted any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increases in the compensation payable or to become payable to any officer or employee, except for normal increases granted in the ordinary course of business consistent with past practices, or entered into or amended any employment, consulting or similar agreement or made any agreement or commitment to pay any severance or similar compensation;

                (j) Made any single capital expenditure or commitment in excess of $50,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $100,000 for additions to property, plant, equipment or intangible capital assets;

                (k) Made any distribution, in cash or otherwise, to any Seller (except for payments of salaries and bonuses to officers and employees consistent with the terms of existing employment agreements or arrangements and past practice and loans or payments prior to June 30, 1998 in respect of vesting of restricted stock in 1997 and the exercise of options), or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, or offered, sold or issued, directly or indirectly, any shares of capital stock or other securities of the Company (including options, warrants or rights to acquire securities), or merged or consolidated with any person or effected any share exchange, reclassification or subdivision of any of its capital stock or adopted any plan of liquidation or dissolution or other reorganization, or acquired the stock, assets or business of any other person;

                (l) Paid, distributed, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with any Seller, any affiliate of a Seller, officers or directors of either the Company or any Subsidiary, or any affiliate or "associate" (as defined in Rule 405 under the Securities Act) of any officers or directors of either the Company or any Subsidiary (except in each case for payments of salaries and bonuses to officers and employees consistent with the terms of existing employment agreements or arrangements and past practice and loans or payments prior to June 30, 1998 in respect of vesting of restricted stock in 1997 and the exercise of options);

                (m) Made or revoked any election for Tax purposes (or had any election made or revoked on its behalf) or changed a method of accounting for Tax purposes; or

                (n) Agreed, whether in writing or otherwise, to take any action described in this Section.

         2.18. Transactions with Affiliates. Except as set forth on Schedule
2.18 hereto, neither any Seller nor (to the Company's knowledge) any affiliate, as defined in Rule 405 under the Securities Act ("affiliate"), of a Seller (other than the Company and the Subsidiaries) nor any of the Company's officers, directors or employees or (to the Company's knowledge) any of their associates, has any interest, directly or indirectly, in any lease, Lien, contract, license, loan or other agreement or commitment to which the Company or any Subsidiary is a party, or any property or asset used or owned by, or any interest in any supplier or customer of, the Company or any Subsidiary. Except as set forth on
Schedule 2.18 hereto, neither the Company nor any Subsidiary is indebted, directly or indirectly, to (a) any Seller or (to the Company's knowledge) any affiliate of a Seller or (b) any officer, director or employee of the Company or any Subsidiary for any liability or obligation, whether arising by reason of stock ownership, oral or written agreement or understanding or otherwise.
Schedule 2.18 is a complete and accurate list of all employees of the Company and each Subsidiary owing more than $2,000 (except in respect of advances for business expenses, none of which exceeds $5,000 or $50,000 in the aggregate) in principal to the Company or any Subsidiary, setting forth the amounts owed, the applicable interest rates, a description of the security and the maturity dates of all such debts.

         2.19. Contracts and Commitments. Schedule 2.19 hereto contains a complete, current and correct list of all material contracts, commitments, obligations or agreements of each of the Company and the Subsidiaries, and all amendments thereto, whether written or oral, including the Leases (the "Contracts"). For purposes of this Section 2.19 a contract which is "material" shall include any single contract, whether written or oral:

                (a) where any party thereto is obligated to make annual payments aggregating more than $200,000;

                (b) which constitutes a consulting or similar agreement having a term greater than twelve (12) months or which constitutes an employment agreement or an agreement which calls for severance payments;

                (c) where any party thereto is obligated to make annual payments aggregating more than $100,000 and either (i) the term of such contract will not expire of its own accord within twelve (12) months of the date hereof, or (ii) such contract is not subject to cancellation by the Company or a Subsidiary, as the case may be, on not more than thirty (30) days notice without material penalty;

                (d) which constitutes an agreement by the Company or any Subsidiary to pay a former employee compensation (including any bonus but excluding any benefits made available to Company employees generally) at the annual rate of more than $50,000;

                (e) which constitutes an agreement that restricts the Company or any Subsidiary from carrying out its business anywhere in the world or from competing with any other person or which is a confidentiality or non-disclosure agreement restrictive of the Company;

                (f) which constitutes an agreement by the Company or any Subsidiary with any affiliate (other than the Company or any Subsidiary);

                (g) which constitutes a franchising, partnership, joint venture or similar agreement;

                (h) which is a lease, purchase and sale agreement, subordination, nondisturbance and attornment agreement or other agreement relating to real property, including the Leases and any and all subordination, nondisturbance and attornment agreements or similar agreements relating to any of the Leases or to any of the Real Property;

                (i) which relates to indebtedness or indemnification or any guarantee of the Company or a Subsidiary (including any letter of credit) or which grants any Lien on any assets, rights or properties of the Company or a Subsidiary, or which is a tax sharing or similar agreement;

                (j) which deals with any environmental investigations, remediations or similar matters;

                (k) which deals with any bonding or surety agencies or relates to bonding capacity;

                (l) which is a license or similar agreement for Intellectual Property, whether as licensee or licensor; and

                (m) where the consequences of a breach or default thereunder, or the termination, expiration or cancellation thereof, could reasonably be expected to result in a Material Adverse Effect.

True, correct and complete copies of all written Contracts described in Schedule
2.19 have been delivered to Newco, together with a complete written description of any oral Contract. Each of the Contracts is in full force and effect and constitutes the legal, valid, binding and enforceable obligations of the Company or Subsidiary, as applicable, and, to the Company's knowledge, the other parties thereto in accordance with its terms. Except as set forth on Schedule 2.19 and except for breaches or defaults that could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary is in default under or has breached any of the Contracts and no act or omission has occurred which, with notice or lapse of time or both, would constitute a breach or default under any term or provision of any such Contract. To the knowledge of the Company, no other party is in breach or default under any of such Contracts, and no act or omission has occurred by any other party thereto which, with notice or lapse of time or both, would constitute such a breach or default under any term or provision thereof. Subject to receipt of the consents set forth in
Schedule 2.4, the Contracts will remain in full force and effect (without any breach or default or modification thereunder, or event which could give rise to breach, default or modification) for the benefit of the Company, the Subsidiaries and the Surviving Corporation following the Closing.

         2.20. Benefit Plans. (a) Set forth on Schedule 2.20(a) is a true and complete list of each (i) "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA (a "Multiemployer Plan")), (ii) other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract, or arrangement maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any employee, former employee, director, officer or independent contractor of the Company or a Subsidiary or under which the Company or any ERISA Affiliate has any liability with respect to any employee, former employee, director, officer or independent contractor of the Company or Subsidiary (the "Benefit Plans").

                (b) As applicable with respect to each Benefit Plan (other than a Multiemployer Plan), the Company has made available to Newco true and complete copies of (i) each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof, (ii) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the three most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service ("IRS"), (v) the most recent IRS determination letter and each currently pending application to the IRS for a determination letter, (vi) the three most recent summary annual reports, actuarial reports, financial statements and trustee reports and (vii) all records, notices and filings concerning IRS or Department of Labor audits or investigations, "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code and "reportable events" within the meaning of Section 4043 of ERISA. The Company has made a written request to the sponsoring union of each Multiemployer Plan for true and complete copies of the three most recent annual reports (Form 5500 and all schedules thereto) filed with the IRS, and statements or computations regarding potential withdrawal liability, if any. The Company made available to Newco true and complete copies of such information and documentation outlined in the previous sentence with respect to such Multiemployer Plans that the Company has in its possession on or prior to the date hereof and the Closing Date, as applicable.

                (c) Except as otherwise disclosed with particularity on Schedule 2.20(c):

                    (i) There has been no failure by the Company or any ERISA Affiliate to comply with the provisions of ERISA and the Code applicable to the Benefit Plans (other than a Multiemployer Plan), which failure could reasonably be expected to have a Material Adverse Effect. There has been no failure by any Benefit Plan (other than a Multiemployer Plan) to be maintained, operated and administered in compliance with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code, which failure could reasonably be expected to have a Material Adverse Effect.

                    (ii) There has been no failure by any Benefit Plans (other than a Multiemployer Plan) which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") to meet the requirements for such qualification or by their related trusts to meet the requirements for exemption from taxation under Section 501(a) of the Code, which failure could reasonably be expected to have a Material Adverse Effect.

                    (iii) All Pension Plans (other than a Multiemployer Plan) have received determination letters from the IRS to the effect that such Pension Plans are qualified and their related trusts are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the knowledge of the Company is there any reason for such revocation, nor has any Pension Plan been amended since the date of its most recent determination letter in any respect which would adversely affect its qualification.

                    (iv) No Benefit Plan (other than a Multiemployer Plan) is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA. All contributions to, and payments from, any Benefit Plan which may have been required in accordance with the terms of such Benefit Plan or any related document have been timely made. All such contributions to, and payments from, any Benefit Plan, except those to be made from a trust, qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required, are properly accrued and reflected on the Interim Balance Sheet.

                    (v) Neither the Company nor any ERISA Affiliate has ever contributed to, or been required to contribute to any Multiemployer Plan . Neither the Company nor any ERISA Affiliate has any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a Multiemployer Plan. All required contributions, withdrawal liability payments or other payments of any type that the Company or any ERISA Affiliate have been obligated to make to any Multiemployer Plan have been duly and timely made. Any withdrawal liability incurred with respect to any Multiemployer Plan has been fully paid as of the date hereof. Neither the Company nor any ERISA affiliate has undertaken any course of action that could reasonably be expected to lead to a complete or partial withdrawal from any Multiemployer Plan. To the knowledge of the Company, no Multiemployer Plan is in "reorganization" within the meaning of Section 4241 of ERISA nor has notice been received by the Company or any ERISA Affiliate that any such Multiemployer Plan will be placed in "reorganization."

                    (vi) To the knowledge of the Company, there are no pending audits or investigations by any governmental agency involving the Benefit Plans, and no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings involving any Benefit Plan, any fiduciary thereof or service provider thereto, nor to the knowledge of the Company is there any basis for any such claim, suit or proceeding.

                    (vii) Neither the Company, any ERISA Affiliate, nor to the knowledge of the Company, any fiduciary, trustee or administrator of any Benefit Plan, has engaged in or, in connection with the transactions contemplated by this Agreement, will engage in any transaction with respect to any Benefit Plan which would subject any such Benefit Plan, the Company, any ERISA Affiliate, Newco or the Surviving Corporation to a tax, penalty or liability for a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Benefit Plan (other than a Multiemployer Plan) is invested in any property constituting "employer real property" or an "employer security," within the meaning of Section 407 of ERISA.

                    (viii) All insurance premiums with respect to any insurance policy related to a Benefit Plan (other than a Multiemployer Plan) for any period up to and including the Closing Date shall have been paid, or accrued and booked on or before the Closing Date, and, with respect to any such insurance policy or premium payment obligation, neither the Company nor any ERISA Affiliate shall be subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability.

                    (ix) There has been no failure by any Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to Section 4980B of the Code to comply with the continuation coverage requirements of the Code and ERISA, which failure could reasonably be expected to have a Material Adverse Effect.

                    (x) No Benefit Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law, (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code or (C) coverage mandated by the terms of any collective bargaining agreement; provided, however, that neither the Company nor any ERISA Affiliate will be required, whether pursuant to the terms of any collective bargaining agreement or otherwise, to make any contributions or payments to the applicable health or welfare plan or fund with respect to any period after the termination of the collective bargaining relationship between the applicable union and the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has made a written or oral representation to any current or former employee promising or guaranteeing any employer paid continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment.

                    (xi) The Sellers' and the Company's execution of, and performance of the transactions contemplated by, this Agreement will not constitute an event under any Benefit Plan that will result in any payment (whether as severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee.

                    (xii) All of the employees whose primary responsibility relate to the business of the Company and the Subsidiaries are employed by the Company and the Subsidiaries and no such individual is employed by any other ERISA Affiliate.

                (d) As used herein, the capitalized terms below have the following meanings:

                    (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                    (ii) "ERISA Affiliate" means (i) any corporation included with the Company in a controlled group of corporations within the meaning of
Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with the

Company within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which the Company is a member within the meaning of
Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of the Company under Section 414(o) of the Code.

         2.21. Absence of Questionable Payments. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or other person acting on their behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any of their respective directors, officers, agents, employee or other persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

         2.22. Books and Records. The Company has maintained complete, current and correct copies of: (a) the Articles of Incorporation and Bylaws and other organizational documents of the Company and each of its Subsidiaries and all amendments thereto; (b) the stock records of the Company and each Subsidiary; and (c) the minutes and other records of the meetings and other proceedings of the stockholders and directors of the Company and each Subsidiary.

         2.23. Disclosure. No representation or warranty made by the Sellers or the Company in this Agreement or any disclosure schedule or certificate or other agreement delivered hereunder contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE III

                           SEVERAL REPRESENTATIONS AND
                            WARRANTIES OF THE SELLERS

         Subject to Section 10.15, each Seller hereby represents and warrants severally to BRS and Newco as follows:

         3.1. Ownership of Shares. (a) Except as set forth on Schedule 3.1(a) hereto, (i) such Seller is the sole record and beneficial owner of the shares of Existing Company Stock set forth opposite such Seller's name on Schedule 3.1(a) hereto, free and clear of any Liens, and (ii) at and as of the Closing, such Seller will be the sole record and beneficial owner of the shares of Class A Common Stock or Class B Common Stock set forth opposite such Seller's name on
Schedule 3.1(a) hereto, free and clear of any Lien. Subject to the conditions set forth herein, at the Closing, such Seller will transfer and deliver to BRS good and valid title to the BRS Purchase Shares (if any) set forth opposite such Seller's name on Schedule 3.1(a) hereto, free and clear of any Lien.

                (b) Except pursuant to this Agreement or as set forth on
Schedule 3.1(b) hereto, neither such Seller nor any of its affiliates is a party to, or bound by, any arrangement, agreement, instrument or order (i) relating to the transfer of any capital stock or equity securities of the Company or any Subsidiary, (ii) relating to the dividend or voting rights of any capital stock or equity securities of the Company or any Subsidiary, or (iii) relating to rights to registration under the Securities Act of any capital stock or equity securities of the Company or any Subsidiary.

         3.2. Authorization; Binding Agreement. Such Seller has full corporate, trust, limited liability company or partnership power and authority (or, if such Seller is a natural person, individual capacity) to execute and deliver this Agreement and each other document or instrument contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller (if such Seller is a corporation or other entity) of this Agreement and each other document or instrument executed or to be executed by it in connection herewith, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate, trust, partnership or other organizational action. This Agreement has been, and each other document or instrument to be executed by such Seller in connection herewith will be, duly executed and delivered by such Seller, and constitutes, or will constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller, in accordance with its terms.

         3.3. Conflicts, Consents and Approvals. Except as set forth on Schedule
3.3 hereto, the execution and delivery by such Seller of this Agreement and any other documents or instruments contemplated hereby, the performance by such Seller of its obligations hereunder and thereunder, and the consummation by such Seller of the transactions contemplated hereby and thereby, do not and will not:

                (a) if such Seller is a corporation or other entity, violate or conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws (or similar documents) of such Seller, as such instruments are currently in effect;

                (b) subject to obtaining the consents and approvals specified in
Schedule 3.3, require any consent, approval or notice under, or conflict with, or result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or result in the creation or imposition of any Lien upon the property of such Seller, the Company or a Subsidiary) under, any of the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, lease, agreement or other document or instrument or obligation to which such Seller is a party, under or pursuant to which any of its properties or assets are held, or by which any portion of its properties or assets may be bound, or (ii) any permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on such Seller;

                (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect and applicable to such Seller; or

                (d) other than in respect of the HSR Act (as defined in Section 5.5), require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any court, arbitrator, governmental agency or other regulatory authority, or any stock exchange or similar self-regulatory organization.

         3.4. No Brokers or Finders. Except as contemplated by Section 10.5 with respect to the fees of William L. Rogers and his affiliates, such Seller and its affiliates (excluding the Company and the other Sellers) (a) have not employed (and will not employ) any broker or finder, and (b) have not incurred (and will not incur) any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         3.5. Investment Intent. The shares of Penhall Class A Common Stock, Penhall Class B Common Stock, Class A Common Stock, Class B Common Stock, Common Stock, Series B Preferred Stock or Senior Exchangeable Preferred Stock to be acquired by such Seller pursuant to this Agreement are being acquired for such Seller's own account and (except for Seller's BRS Purchase Shares) not with a view to or for sale in connection with any distribution thereof. Each Seller acknowledges that none of the Penhall Class A Common Stock, Penhall Class B Common Stock, Class A Common Stock, Class B Common Stock, Common Stock, Series B Preferred Stock or Senior Exchangeable Preferred Stock has been registered under the Securities Act of 1933, as amended, or any state securities laws, and that each certificate representing the Penhall Class A Common Stock, Penhall Class B Common Stock, Class A Common Stock, Class B Common Stock, Common Stock, Series B Preferred Stock or Senior Exchangeable Preferred Stock shall bear a legend setting forth or referring to the restrictions contained in this Agreement and to such other restrictions as may be required by applicable law.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF BRS AND NEWCO

         Subject to Section 10.15, BRS and Newco hereby represent and warrant, jointly and severally, to the Sellers as follows:

         4.1. Organization. (a) Newco is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to carry on its business as it is now being conducted.

                (b) BRS is a limited partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to carry on its business as it is now being conducted.

         4.2. Authorization; Binding Agreement. (a) Newco has full corporate power and authority to execute and deliver this Agreement and each other document or instrument contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Newco of this Agreement and each other document or instrument executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action. This Agreement has been, and each other document or instrument to be executed by Newco in connection herewith will be, duly executed and delivered by Newco, and constitutes, or will constitute, legal, valid and binding obligations of Newco, enforceable against Newco in accordance with their terms.

                (b) BRS has full partnership power and partnership authority to execute and deliver this Agreement and each other document or instrument contemplated hereby and to which it is party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by BRS of this Agreement and each other document or instrument executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate or partnership action. This Agreement has been, and each other document or instrument to be executed by BRS in connection herewith will be, duly executed and delivered by BRS, and constitutes, or will constitute, legal, valid and binding obligations of BRS, enforceable against BRS in accordance with their terms .

         4.3. Conflicts, Consents and Approvals. Except as set forth in Schedule 4.3, the execution and delivery by Newco and BRS of this Agreement and any other documents or instruments contemplated hereby, the performance by Newco and BRS of their respective obligations hereunder and thereunder, and the consummation by Newco and BRS of the transactions contemplated hereby and thereby, do not and will not:

                (a) violate or conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Newco or the partnership agreement of BRS;

                (b) require any consent, approval or notice under, or conflict with, or result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or result in the creation or imposition of any Lien upon the property of Newco or BRS) under, any of the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Newco or BRS is a party, under or pursuant to which any of their respective properties or assets are held or by which any portion of their respective properties or assets may be bound, or (ii) any permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on Newco or BRS, except for conflicts, violations, breaches, defaults or other events that could not reasonably be expected to have a material adverse effect on the assets, liabilities, operations, business, results of operations or condition (financial or otherwise) of Newco or BRS or on the ability of Newco or BRS to consummate the transactions contemplated hereby;

                (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect; or

                (d) require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any court, arbitrator, governmental agency or other regulatory authority.

         4.4. Litigation. There is no claim, action, suit, investigation or proceeding pending or, to the knowledge of Newco or BRS, threatened against or involving Newco or BRS, or any of their respective properties or rights, which, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of Newco or BRS to perform their respective obligations hereunder.

         4.5. Financing. Newco has received and delivered to the Company true and correct copies of (i) letter(s) from Bankers Trust Corporation and CS First Boston Corporation regarding high yield debt financing in the amount of $100,000,000 and (ii) a letter from Bank of America regarding senior bank financing in the amount of $60,000,000. The letters referred to in clauses (i) and (ii) above are collectively referred to as the "Financing Letters." The Financing Letters have been accepted by Newco and BRS and are in full force and effect.

         4.6. No Brokers or Finders. Except as set forth in Schedule 4.6, neither Newco nor BRS, nor any of their respective affiliates, nor any of their respective officers, directors, or employees, (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         4.7. Investment. BRS is acquiring the BRS Purchase Shares for its own account and not with a view to any resale or distribution of such stock in violation of the Securities Act of 1933, as amended, or any other applicable laws of the United States or any state therein. By reason of BRS's business or financial experience, it has the capacity to protect its interests in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                                CERTAIN COVENANTS

         5.1. Conduct of the Company's Business. (a) Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company and its Subsidiaries shall, and the Sellers shall cause the Company and the Subsidiaries to, conduct the operations of the Company and the Subsidiaries in the ordinary course of business and consistent with past practice, and shall use commercially reasonable efforts to preserve intact their business organization, keep available the services of their officers and key employees, and maintain satisfactory relationships with material customers, suppliers, contractors, distributors, licensors, licensees and others having business relationships with the Company. During the period from the date of this Agreement to the Closing Date, neither the Company, any Subsidiary nor any Seller will take any action reasonably within their control, or omit to take any action reasonably within their control, which would cause any of the representations and warranties in Article II and Article III hereof to become untrue in any material respect.

                (b) Without limiting the foregoing, during the period from the date of this Agreement to the Closing Date, neither the Company nor any Subsidiary shall, and the Sellers shall cause the Company and the Subsidiaries not to, take any of the actions specified in Section

2.17 without the prior written consent of Newco, except the Company and the Subsidiaries may consummate the acquisition of HSI.

         5.2. Notices Prior to Closing. (a) Prior to the Closing, the Company shall give prompt notice to Newco of:

                    (i) any breach or default by the Company of any of its representations, warranties, covenants or agreements hereunder or under any document or instrument contemplated hereby;

                    (ii) any notice or other communication to the Company from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

                    (iii) any notice or other communication to the Company from any Authority in connection with the transactions contemplated by this Agreement;

                    (iv) any materially adverse change in the assets, liabilities, operations, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; and

                    (v) any claim, action, or proceeding against the Company or a Subsidiary which could reasonably be expected to have a Material Adverse Effect.

                (b) Prior to the Closing, each Seller shall give prompt notice to Newco of:

                    (i) any breach or default by such Seller or any of such Sellers' representations or warranties set forth in Article III, or such Seller's covenants or agreements hereunder or under any document or instrument contemplated hereby;

                    (ii) any notice or other communication to such Seller from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

                    (iii) any notice or other communication to such Seller from any Authority in connection with the transactions contemplated by this Agreement; and

                    (iv) any claim, action, or proceeding against such Seller which could reasonably be expected to have a Material Adverse Effect.

                (c) Prior to the Closing, BRS and Newco shall give prompt notice to the Sellers of:

                    (i) any breach or default by BRS or Newco of any of its representations, warranties, covenants or agreements hereunder or under any document or instrument contemplated hereby;

                    (ii) any notice or other communication to BRS or Newco from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

                    (iii) any notice or other communication to BRS or Newco from any Authority in connection with the transactions contemplated by this Agreement; and

                    (iv) any claim, action, or proceeding which could reasonably be expected to materially adversely affect the ability of BRS or Newco to consummate the transactions contemplated hereby.

         5.3. Access and Information. Prior to the Closing Date, the Company and the Subsidiaries will give Newco (and any lender providing financing in connection with the transactions contemplated hereby) and their authorized representatives (including without limitation accountants, environmental auditors, surveyors and legal counsel) access at all reasonable times during business hours, upon reasonable notice, to all of the offices, warehouses and other facilities of the Company and the Subsidiaries, to all contracts, agreements, commitments, books and records of the Company and the Subsidiaries and to the officers and key employees (including auditors) of the Company and the Subsidiaries.

         5.4. Public Announcements. From the date of this Agreement until Closing, BRS and Newco, on the one hand, and the Sellers, the Company and the Subsidiaries, on the other hand, shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or any other public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, except (subject to the other party's right to review and consult in the formulation of the published material) as required by applicable law and as is customary in connection with the transactions contemplated by the Financing. The provisions of this Section 5.4 shall survive any termination of this Agreement pursuant to
Section 7.1.

         5.5. Hart-Scott-Rodino Act. As soon as practicable after the date of this Agreement, Newco, the Sellers and the Company, in cooperation with each other, shall file (or cause to be filed) with each of the United States Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") any reports or notifications that may be required to be filed by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the transactions contemplated by this Agreement, and shall use their respective reasonable best efforts to obtain early termination of all waiting periods under the HSR Act. All fees due from any party to the FTC or DOJ under the HSR Act in connection with the filing of any of those reports or notifications shall be shared equally by the Company and BRS (subject to Section 10.5 hereof).

         5.6. Further Assurances. The Sellers, the Company and the Subsidiaries, on the one hand, and BRS and Newco, on the other hand, agree that subsequent to the Closing Date, at the request of the other party, they will execute and deliver, or cause to be executed and delivered, to the other party such further instruments and take such other reasonable actions as may be necessary to carry out the transactions contemplated by this Agreement (which, except as otherwise provided herein, shall not include any obligation of any party to make payments or incur financial obligations).

         5.7. Transfer of Certain Assets. (a) Prior to or simultaneous with the Closing, the Company will transfer and assign to Roger C. Stull, without representation, warranty or recourse, all of its right, title and interest in and to (i) all of the shares of capital stock of The Wooditch Group held by the Company (the "Wooditch Shares"), and (ii) the six automobiles identified on
Schedule 5.7 hereto. Roger C. Stull shall indemnify, defend and hold harmless the Company Indemnified Parties (as hereafter defined) from and against any and all Losses (as hereafter defined) in respect of (i) Taxes attributable to the transfer of the Wooditch Shares and the automobiles identified on Schedule 5.7 and (ii) the ownership and use of the automobiles identified on Schedule 5.7 following such transfer.

                (b) It is acknowledged that Roger C. Stull and Ann R. Stull own the following life insurance policies, which are subject to split dollar understandings and Assignments of Life Insurance Policies as Collateral with the
Company: (i) Northwestern Mutual, Nos. 7228156, 7494474 and 9161473 (Roger C. Stull, insured); and Northwestern, Mutual Nos. 7555323 and 9372584 (Ann R. Stull, insured). As of the Closing, (A) the Company and the Stulls will terminate their split dollar understandings and the Assignments of Life Insurance Policy as Collateral, (B) the Company will relinquish any and all claims against the Stulls for reimbursement of premiums paid by the Company on the policies (C) the Stulls will relinquish any and all claims against the Company arising out of borrowings by the Company against the policies, and (D) the Stulls will own the policies free and clear of any claims by the Company.

         5.8. Voting, Shareholders Agreement and Other Matters. (a) Each of the Sellers hereby consents to the execution and delivery by the Sellers and the Company of this Agreement and the performance of the transactions contemplated hereby, including, without limitation, to the extent such execution, delivery or performance conflict with the provisions of the Shareholders Agreements (as defined below). On or prior to the Closing Date, each of the Sellers and the Company shall terminate the agreements identified under the heading "Stock Buy-Out Agreements" on Schedule 2.2(c) hereto (the "Shareholders Agreements").

                (b) Other than pursuant to the Exchange and in accordance with
Article I hereto, each Seller hereby agrees not to Transfer (as hereafter defined) any shares of Existing Company Stock, Penhall Class A Common Stock, Penhall Class B Common Stock, Class A Common Stock or Class B Common Stock from the date of this Agreement. As used herein, "Transfer" means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights (including any proxy or similar arrangement (whether or not revocable)) or any other beneficial interest in any of the Existing Company Stock, Penhall Class A Common Stock, Penhall Class B Common Stock, Class A Common Stock or Class B Common Stock, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Existing Company Stock, Penhall Class A Common Stock, Penhall Class B Common Stock, Class A Common Stock or Class B Common Stock.

                (c) Each of the Management Stockholders agrees to execute and deliver at the Closing a Securities Holders Agreement substantially in the form attached hereto as Exhibit F.

                (d) Each Seller, by executing and delivering this Agreement, hereby authorizes, approves and consents to, as a stockholder of the Company and PCC, and in the manner provided under Section 603 of the CGCL and Section 704 of the ABCA, (i) the execution, delivery and performance by the Company and PCC and their Subsidiaries of this Agreement and the transactions contemplated hereby (including, without limitation, the transactions contemplated by the Compensation Agreement (as defined in Section 6.2(i)), and (ii) officers of the Company and PCC executing and delivering such agreements, documents, assignments, certificates and other instruments and taking such other action as they may deem necessary, advisable, convenient or proper in connection with this Agreement and the transactions contemplated hereby. Each Seller will take all additional required or appropriate actions, as directors and/or stockholders, to vote for, consent to, approve, adopt and otherwise effect the Merger and the other transactions contemplated hereby.

         5.9. Competition. (a) Following the Closing, each Seller set forth on
Schedule 5.9 hereto, on behalf of itself and its affiliates, agrees that, for the period specified opposite such Seller's name on Schedule 5.9 hereto, neither it nor its affiliates shall, without the prior written consent of the Surviving Corporation, directly or indirectly, as owner, partner, agent, employee, consultant or otherwise, (i) engage in any business in the Territory (as defined below) which provides services or sells or leases products similar or equivalent to the products or services provided or sold immediately after the Closing by the Company and the Subsidiaries (a "Competitive Business") or (ii) solicit, attempt to solicit for employment or otherwise engage the services of, or become associated in any Competitive Business with, any person who was an employee, officer or director of the Company or the Subsidiaries at any time during the twelve (12) months preceding the date of this Agreement. Without limiting the generality of the foregoing, following the Closing, Roger C. Stull, on behalf of himself and his affiliates, agrees that, for the period specified opposite Mr. Stull's name on Schedule 5.9 hereto, neither he nor his affiliates shall, without the prior written consent of the Surviving Corporation, directly or indirectly, as owner, partner, agent, employee, consultant or otherwise, assist or promote in any manner Gregory J. Stull, Kimberlie R. McTavish, Christine Marie Kiser or Nicole Lynn Stull (the "Stull Children") in engaging in any activity prohibited by the foregoing sentence, it being understood and agreed that if any of the Stull Children engages in any activity described in this
Section 5.9(a) during the period specified opposite Roger C. Stull's name on
Schedule 5.9 hereto, then there shall be a rebuttable presumption that Roger C. Stull assisted or promoted such activity. For purposes of this Agreement, "Territory" shall mean each and every county located in the states of California, Arizona, Nevada, Minnesota, Alabama, Arkansas, Colorado, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Michigan, Mississippi, Missouri, Montana, Nebraska, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, Wisconsin, Wyoming, and all other counties of other states of the United States or foreign jurisdictions in which the Company has conducted business, or during the period applicable to any Seller, shall have conducted business. None of the foregoing shall (i) prevent any Seller from owning up to 5% of the outstanding equity of a publicly-traded company or from making indirect investments through an investment partnership or other investment entity in any corporation, partnership, limited liability company or other person or entity, (ii) prevent Roger C. Stull from participating in charitable, business or trade associations, or in the auto racing industry in any respect, or (iii) be construed as being binding in any way on the Stull Children or on William L. Rogers or his affiliates (other than an affiliate who is a Seller listed in Schedule 5.9).

                (b) The parties agree that to the extent any provision or portion of Section 5.9(a) shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order than any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, require and empower any court of competent jurisdiction to, enforce any such provision or portion thereof in order that any such provision or portion thereof shall be enforced to the fullest extent permitted by applicable law.

                (c) As the violation by a Seller or its affiliates of the provisions of this Section 5.9 would cause irreparable injury to the Surviving Corporation, and there is no adequate remedy at law for such violation, the Surviving Corporation shall, notwithstanding anything to the contrary herein, have the right in addition to any other remedies available, at law or in equity, to seek to enjoin such Seller or its affiliates in a court of equity from violating such provisions. Each Seller, on behalf of itself and its affiliates, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant an injunction or other equitable relief, or otherwise. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Surviving Corporation may have. The prevailing party in any enforcement action or court proceeding under this Section 5.9 shall be entitled to the extent permitted by law to reimbursement from the other party for all of the prevailing party's costs, expenses and attorneys' fees.

         5.10. Consents. Following the execution and delivery of this Agreement, the Company shall use commercially reasonable efforts to obtain the consents required from the relevant parties pursuant to the contracts (including the Leases) set forth on Schedule 2.4 (it being understood that neither the Company nor any Seller shall be required to execute any guaranty, incur any other obligation or pay any money to any third party or commence any legal, administrative or other proceeding).

         5.11. Best Efforts. Each of the parties hereto will use its reasonable best efforts to cause the conditions to Closing set forth herein to be satisfied as soon as reasonably practicable.

         5.12. Employees. The Company, the Sellers, BRS and Newco shall use their reasonable best efforts to cooperate with one another in making any required communications with current or former employees regarding the transactions contemplated by this Agreement and any employee benefit plans or other benefit arrangements.

         5.13. Financing. BRS and Newco will use their commercially reasonable efforts to obtain for the Company the debt financing required to effect the transactions contemplated by this

Agreement and to pay related fees and expenses on terms and conditions reasonably satisfactory to Newco (the "Financing").

         5.14. Estoppel Certificates. The Company and the Subsidiaries shall use their commercially reasonable efforts to obtain on or prior to the Closing Date, landlord's estoppel certificates in form and substance reasonably acceptable to Newco and dated a date occurring not more than twenty (30) days prior to the Closing Date from each of the lessors under all of the Leases (collectively, the "Estoppel Certificates"). No Estoppel Certificate shall be conditioned upon any increase in rental or other payment, a reduced term or any other change in the terms and provisions of the subject lease.

         5.15. Title Insurance. The Company and the Subsidiaries shall use their commercially reasonable efforts to obtain, at their sole expense, good and valid, irrevocable ALTA or CLTA title insurance binders or commitments (collectively, the "Title Commitments," and each a "Title Commitment"), in final form, from one or more title insurance companies reasonably acceptable to Newco (collectively, the "Title Company"), irrevocably committing the Title Company (subject only to the satisfaction of any industry standard requirements contained in the Title Commitment and reasonably acceptable to Newco) to issuing: (i) date down endorsements to, in form and substance acceptable to Newco or, at the Company's election, reissuances of, with effective dates of the Closing Date (collectively, the "Date Down Endorsements"), existing policies held on the date hereof by the Company or the Subsidiary owning the covered parcel of Real Property in amounts substantially the same as those of the existing policies or in such higher amounts as may be required by any lender providing financing in connection with the transactions contemplated hereby and otherwise in form and substance acceptable to Newco, or (ii) with respect to parcels of Owned Real Property not covered by the preceding clause (i), ALTA or, with respect to all Owned Real Property located in California, CLTA form of title insurance policies insuring good, valid, indefeasible fee simple title to each parcel of the Owned Real Property in the Company in the respective amounts listed on Schedule 2.11(a), where applicable, or in amounts substantially the same as those of the existing policies or in such higher amounts as may be required by any lender providing financing in connection with the transactions contemplated hereby, in any case subject to no Liens or exceptions to title other than the following (collectively, the "Permitted Title Exceptions"): (x) matters listed on Schedules B, except, subject to the last sentence of Section 5.19, for the Exceptions That Will Not Exist At Closing, (y) minor imperfections of title, conditions, encroachments, easements, covenants or restrictions, if any, none of which is substantial in amount and none of which, individually or in the aggregate, materially detracts from the value of the affected property or impairs the use of the affected property in the manner such property is currently being used or impairs the conduct of the Company's or any Subsidiary's business, and (z) Liens for real estate Taxes and assessments not yet due and payable, (collectively the "Title Policies"). Newco agrees that the issuers of the existing policies are acceptable and that First American Title Insurance Company shall be an acceptable issuer of any new title policy. Each of the Title Commitments shall be effective as of a date occurring not earlier than the date of the Original Agreement and the effective dates of each of them shall be brought down to the time of the Closing. Each such Title Commitment shall include such endorsements thereto as may reasonably be requested by Newco, provided that Newco shall bear the cost of any such endorsements. On or prior to the Closing Date, the Company and the Subsidiaries shall execute and deliver, or cause to be executed and delivered, to the Title Company any affidavits reasonably requested by the Title Company in connection with the issuance of the Title Commitments, the Title Policies or the Date Down Endorsements in form and substance as required hereunder. The Company shall pay at Closing all premiums and other fees, costs and expenses necessary for the issuance of the Title Policies and Date Down Endorsements.

         5.16. Surveys. If any lender providing financing in connection with the transactions contemplated hereby requires surveys of any of the Owned Real Property or requires title insurance upon such Owned Real Property of a nature or extent that a survey thereof is, for practical purposes, required, then, with respect to all of those parcels for which surveys are so required, the Company and the Subsidiaries shall use their commercially reasonable efforts to obtain, at their sole expense, no later than fifteen (15) days prior to Closing, as-built surveys of each parcel of the Owned Real Estate (the "Surveys") in accordance with the 1992 minimum standard detail requirements for ALTA/ACSM Land Title Surveys, including, to the extent required by such lender or for the issuance of such title insurance, Table A items 2,3,4,6,7,8,9,10,11 and 13 and with the Accuracy Standards (as adopted by ALTA and ACSM) of an Urban Survey, dated after April 20, 1998, and showing, without limiting the foregoing, with respect to each parcel of the Owned Real Estate, all easements and other appurtenances and all easements and other encumbrances burdening such parcel. Each Survey shall be certified to such lender, the Company, Newco, the Title Company and any other person reasonably requested by Newco and shall comply with any requirements imposed by the Title Company as a condition to the removal of any survey exception from the general exceptions to the Title Policy covering the Owned Real Property shown on the property surveyed.

         5.17. FIRPTA. Either (a) on or before the Closing Date, the Company and PCC shall issue to Newco and BRS a certificate in compliance with U.S. Treasury Regulation Section 1.1445-2(c)(3) certifying that the shares of Class A Common Stock and the BRS Purchase Shares are not a U.S. real property interest or (b) each Seller shall issue to Newco and BRS a certificate in compliance with U.S. Treasury Regulation Section 1.1445-2(b)(2) certifying that such Seller is not a foreign person.

         5.18. Zoning Letters. The Company and the Subsidiaries shall, at the request of BRS or Newco, reasonably cooperate with Newco in obtaining building code and zoning code compliance letters stating that each parcel of Real Property complies with the building and zoning codes applicable thereto and otherwise in form and substance satisfactory to Newco from the governmental authorities having jurisdiction over such matters with respect to such parcel of Real Property for which BRS or Newco requests such letters (collectively, the "Zoning Letters").

         5.19. Exceptions That Will Not Exist At Closing. Immediately upon its execution of this Agreement, the Company and the Subsidiaries shall use their commercially reasonable efforts to have satisfied or discharged of record all of the Exceptions That Will Not Exist At Closing. Notwithstanding the foregoing, the parties hereto acknowledge and agree that (a) the Continuing Exceptions will still exist at Closing, (b) after the Closing, the Sellers shall use their reasonable best efforts (and the Surviving Corporation shall reasonably cooperate with the Sellers) to have the Continuing Exceptions satisfied or discharged, and (c) the Sellers shall indemnify, defend and hold harmless the Company Indemnified Parties from and against any and all losses that may arise from a failure of the Sellers to have satisfied or discharged after the Closing the Continuing Exceptions.

         5.20. Termination of Certain Promotional Activities. The parties acknowledge that the Company and the Subsidiaries have received from the auto racing teams managed by Roger C. Stull advertising and promotional benefits. The parties agree that, immediately after the Closing, the Surviving Corporation and its subsidiaries shall have no obligation to sponsor and make any payments for such racing teams, shall cease to receive such advertising and promotional benefits, and shall have no continuing rights to sponsor such auto racing teams.

         5.21. Release of Stulls from Fidelity Agreement. Following the Closing, the Surviving Corporation shall use its reasonable best efforts to cause Roger
C. Stull and Ann R. Stull to be released at the earliest practicable date following the Closing, through the procurement of bonds from other issuers to replace the bonds previously issued by Fidelity and Deposit Company of Maryland or through other means, from all obligations and liability under the Fidelity Agreement (as defined in Section 8.5(1)), provided that the Surviving Corporation shall not be required to make out of pocket expenditures of more than $150,000 in connection with such efforts.

                                   ARTICLE VI

                                   CONDITIONS

         6.1. Conditions Precedent to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to fulfillment (or written waiver) of each of the following conditions:

                (a) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court, governmental authority or regulatory body which restrains, prohibits or prevents the consummation of the transactions contemplated hereby; and

                (b) any waiting period applicable to the transactions contemplated hereby under the HSR Act shall have been terminated or expired.

         6.2. Conditions Precedent to BRS' and Newco's Obligations. BRS' and Newco's obligation to consummate the transactions contemplated hereby shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by BRS and Newco:

                (a) each of the Sellers and the Company shall have performed in all material respects its obligations under this Agreement required to be performed on or prior to the Closing Date pursuant to the terms hereof;

                (b) the representations and warranties of the Sellers and the Company contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and the representations and warranties of the Sellers and the Company set forth in this Agreement that are qualified by materiality shall be true and correct, as of the time immediately prior to the consummation of the Exchange (irrespective of any notice delivered to Newco after the date hereof), with the same force and effect as though such representations and warranties had been made as of the time immediately prior to the consummation of the Exchange;

                (c) there shall not have occurred after the date hereof any material adverse change in the assets, liabilities, operations, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole;

                (d) Newco shall have received a certificate of the Seller Representative on behalf of the Sellers, dated the Closing Date, certifying to the fulfillment of the conditions set forth in clauses (a), (b) and (c) above;

                (e) Newco shall have received a certificate, dated the Closing Date, duly executed by the Secretary or an Assistant Secretary of the Company certifying as to: (i) the attached copy of the resolutions of the Board of Directors (or a duly authorized committee or officer) of the Company authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and any other documents or instruments contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and (ii) the incumbency, authority and specimen signature of each officer of the Company executing this Agreement or any other document or instrument contemplated hereby;

                (f) Newco shall have received a certificate of the Company's organization, valid existence and good standing as a domestic corporation in the state of its incorporation as of a date no more than five (5) days prior to the Closing Date;

                (g) Newco shall have received from counsel for the Company and for the Sellers an opinion dated the Closing Date in the form attached hereto as Exhibit G and from counsel for the Management Stockholders an opinion in form and substance reasonably satisfactory to Newco;

                (h) Each of Management Stockholders shall have validly executed and delivered the Securities Holders Agreement referred to in Section 5.8;

                (i) On or prior to June 30, 1998, each of the Management Stockholders, Floyd E. Skor, Charles D. Steichen and the Company shall have validly executed and delivered the Compensation, Tax Consistency and Indemnification Agreement substantially in the form attached hereto as Exhibit H (the "Compensation Agreement");

                (j) Each of the persons designated on Schedule 6.2(j) shall have validly executed and delivered the Employment Agreements substantially in the forms attached hereto as Exhibits I and J (the "Employment Agreements");

                (k) The Surviving Corporation shall have adopted a stock-based management incentive plan covering 5% of the Surviving Corporation's common equity (the "Stock Option Plan");

                (l) The Company shall have received (and furnished to Newco evidence thereof reasonably satisfactory to Newco) all of the approvals and consents from third parties and Authorities designated on Schedule 6.2(l) (and such approvals and consents shall not have expired or been withdrawn as of the Closing Date);

                (m) Newco shall have received the proceeds of the Financing on terms reasonably acceptable to Newco;

                (n) Each Seller, on behalf of itself and its affiliates (other than the Company and the Subsidiaries) (i) shall have executed and delivered to the Company and the Subsidiaries and the Surviving Corporation a Mutual Release and Satisfaction in the form of Exhibit K hereto, and (ii) shall have executed and delivered to the Company and the Subsidiaries and the Surviving Corporation all documents necessary to release or terminate any Liens in favor of such Seller or its affiliates (other than the Company and the Subsidiaries) on the assets, properties or rights of the Company and the Subsidiaries and the Surviving Corporation and (iii) shall have terminated the Shareholders Agreements;

                (o) Newco and the Company and any lender providing financing to the transactions contemplated hereby, shall have received such Title Commitments, Title Policies, Surveys and Estoppel Certificates as shall be required by such lender in order to provide such financing;

                (p) On or before the Closing Date, Newco shall have received evidence reasonably satisfactory to it that the Exceptions That Will Not Exist At Closing (other than the Continuing Exceptions) have been satisfied or discharged and no longer encumber or otherwise affect any of the Real Property;

                (q) The Company and the Sellers shall have delivered updated disclosure Schedules, if any, pursuant to Section 6.4; and

                (r) The Sellers shall have caused the shareholder approval to be made in accordance with Section 10.14.

         6.3. Conditions Precedent to the Sellers' Obligations. The Sellers' and the Company's obligation to consummate the transactions contemplated hereby shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by the Seller Representative and the Company:

                (a) Each of BRS and Newco shall have performed in all material respects its obligations under this Agreement required to be performed on or prior to the Closing Date pursuant to the terms hereof;

                (b) the representations and warranties of each of BRS and Newco contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and the representations and warranties of BRS and Newco set forth in this Agreement that are qualified by materiality shall be true and correct, on and as of the Closing Date (irrespective of any notice delivered to the Sellers or the Company after the date hereof) with the same force and effect as though such representations and warranties had been made on and as of the Closing Date;

                (c) the Sellers and the Company shall have received a certificate of an officer of BRS and Newco, dated the Closing Date, on behalf of Newco, certifying to the fulfillment of the conditions set forth in clauses (a) and (b) above;

                (d) the Sellers and the Company shall have received a certificate, dated the Closing Date, duly executed by an officer of Newco certifying as to: (i) the attached copy of the resolutions of Newco authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and any other documents or instruments contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and (ii) the incumbency, authority and specimen signature of each officer of Newco executing this Agreement or any other document or instrument contemplated hereby;

                (e) the Sellers and the Company shall have received a certificate, dated the Closing Date, duly executed by an authorized person of BRS certifying as to: (i) the attached copy of the resolutions of BRS authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and any other documents or instruments contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and
(ii) the incumbency, authority and specimen signature of each authorized person of BRS executing this Agreement or any other document or instrument contemplated hereby;

                (f) the Sellers and the Company shall have received from counsel for Newco an opinion dated the Closing Date in the form of Exhibit L;

                (g) BRS and the Surviving Corporation shall have validly executed and delivered the Securities Holders Agreement referred to in Section 5.8;

                (h) On or prior to June 30, 1998, the Company shall have validly executed and delivered the Compensation Agreement;

                (i) The Surviving Corporation shall have validly executed and delivered the Employment Agreements;

                (j) The Surviving Corporation shall have adopted the Stock Option Plan;

                (k) the Company and the Subsidiaries shall have executed and delivered to the Sellers a Mutual Release and Satisfaction in the form of Exhibit M hereto; and

                (l) BRS and Newco shall have furnished to the Sellers and the Company evidence reasonably satisfactory to the Seller Representative and the Company that the purchasers of the senior subordinated notes in the Financing and Newco's and the Surviving Corporation's other lenders (including all bank lenders) have consented to the payment of the Cash Merger Consideration, it being understood that incorporation of the language provided by Sellers prior to the date hereof for inclusion in the indenture for the senior subordinated notes and the loan agreements with bank lenders to Newco and the Surviving Corporation shall constitute conclusively such satisfactory evidence.

         6.4. Up-Dating of Disclosure Schedules. Prior to the Closing, the Company and the Sellers may deliver to Newco and BRS revised disclosure Schedules modifying or qualifying the representations and warranties of the Sellers and the Company under Articles II and III hereof with respect to any matter or event that causes an inaccuracy or breach of a representation or warranty and that first arises prior to the Closing Date (whether before or after the date of this Agreement), except for matters or events of which any Seller (solely with respect to such Seller's representations and warranties in Article III) or the Company (solely with respect to the Company's and the Sellers' representations and warranties in Article II) had knowledge as of the date of this Agreement; provided, that the Company also may add matters or events to the revised disclosure Schedules of which Floyd E. Skor, but no other person listed in Section 10.12(c), had knowledge as of the date of this Agreement. Such revised disclosure Schedules shall be deemed to have modified the representations and warranties made by the Sellers and the Company as of the date of the Original Agreement and to be made as of the time immediately prior to the consummation of the Exchange and to have superseded any similarly numbered Schedule delivered to Newco and BRS on the date hereof. The foregoing, however, shall not affect the condition to the Closing obligations of BRS and Newco contained in Section 6.2(b) as such condition relates to such representations and warranties prior to giving effect to the delivery of such revised Schedules. In the event that the condition to the Closing obligations of BRS and Newco set forth in Section 6.2(b), as such condition relates to representations and warranties, shall not have been satisfied, but would be satisfied after giving effect to the delivery of revised disclosure Schedules under this Section 6.4, then, subject to Section 8.5(j), the sole remedy of Newco and BRS in respect of the failure of such condition shall be to elect not to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VII

                           TERMINATION AND ABANDONMENT

         7.1. Termination. Except with respect to provisions that expressly survive the termination of this Agreement, this Agreement may be terminated:

                (a) by mutual written agreement of BRS, Newco, the Company and the Sellers;

                (b) by BRS or Newco (provided BRS or Newco is not in material breach of this Agreement), by written notice to the parties hereto, at any time if (i) the representations and warranties of a Seller or the Company in this Agreement were incorrect in any material respect when made or at any time thereafter, or (ii) any of the Sellers or the Company is in breach in any material respect of any of its covenants or agreements in this Agreement (each, a "Seller Breach"), and, in either of such cases, such Seller Breach continues uncured for ten (10) days after written notice thereof by BRS or Newco; provided, however, if such Seller or the Company (as the case may be) commences to effect a cure within the foregoing ten-day period, such person shall be permitted such additional time as may be reasonable (based on the nature of the Seller

Breach, the possibility for cure, and the effect of delay on the party seeking termination) to cure so long as such person diligently continues to seek to effect a cure;

                (c) by the Sellers (provided no Seller is in material breach of this Agreement), by written notice to the parties hereto, at any time if (i) the representations and warranties of BRS or Newco in this Agreement were incorrect in any material respect when made or at any time thereafter, or (ii) BRS or Newco is in breach in any material respect of any of its covenants or agreements in this Agreement (each, a "Newco Breach"), and, in either of such cases, such Newco Breach continues uncured for ten (10) days after written notice thereof by the Sellers; provided, however, if BRS or Newco (as the case may be) commences to effect a cure within the foregoing ten-day period, such entity shall be permitted such additional time as may be reasonable (based on the nature of the Newco Breach, the possibility for cure, and the effect of delay on the party seeking termination) to cure so long as such entity diligently continues to seek to effect a cure;

                (d) by BRS, Newco or the Sellers, if a court of competent jurisdiction or governmental or regulatory body shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the Closing of the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable; or

                (e) by BRS, Newco, the Company or the Sellers, if the Closing shall not have occurred by August 31, 1998; provided, however, that at the time of any such termination, the terminating party is not in willful and material breach of any of its representations, warranties, covenants or obligations hereunder.

         7.2. Effect of Termination. If this Agreement is terminated as provided herein, no party shall have any liability or further obligation to any other party under the terms of this Agreement or otherwise; provided that if such termination shall result from the willful breach by the non-terminating party of any representation or warranty, or the failure of the non-terminating party to perform a covenant of this Agreement, such party shall be fully liable for any and all damages incurred or suffered by the other parties as a result of such failure. The provisions of Section 10.5 shall survive any termination of this Agreement pursuant to Section 7.1.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1. The Sellers' Obligations to Indemnify. Subject to the limitations and procedures contained in this Article VIII, from and after the Closing, the Sellers, jointly and severally, shall indemnify, defend and hold harmless Newco, BRS, the Surviving Corporation and each of their affiliates, and their respective directors, officers, employees and representatives (each, a "Company Indemnified Party"; provided that such term shall not include any Seller regardless of their affiliation with the Surviving Corporation), from and against any and all claims, losses, settlements, fines, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (collectively, "Losses") suffered, sustained, incurred or required to be paid by any such Company Indemnified Party due to, based upon, arising out of or otherwise in respect of (i) any inaccuracy in, or any breach of, any representation or warranty of the Sellers or of the Company contained in this Agreement (or any schedule hereto or any certificate or other agreement delivered on behalf of Sellers hereunder), determined without regard to any materiality, Material Adverse Effect, Material Adverse Change, substantial compliance or similar exception or qualification contained in or otherwise applicable to such representation or warranty; provided that, the indemnification obligation of the Sellers with respect to the representations and warranties contained in Article III hereof shall be several and not joint as to each Seller, (ii) any breach of any covenant or agreement of the Sellers or the Company contained in this Agreement, (iii) any Loss, whether disclosed or undisclosed and whether existing prior to, on or after the Closing (other than on account of defaults, violations or breaches arising from actions first occurring after the Closing by the Surviving Corporation or any of its subsidiaries under any obligations assumed by it or them in connection with the transactions contemplated hereby), arising from or relating to any sold or discontinued business or operation of the Company or any Subsidiary (or any respective predecessor) or any business or activity conducted by the Company or any Subsidiary (or any respective predecessor) other than the businesses and activities conducted by the Company and its Subsidiaries on or after the date of the Original Agreement, (iv) the enforcement by any Company Indemnified Party of its rights under this Agreement, (v) any Loss, whether disclosed or undisclosed, arising from or relating to (A) environmental conditions first occurring, existing or arising prior to the Closing due to, based upon, arising out of or otherwise in respect of a Release or threat of Release of Hazardous Substances at any property owned or leased by the Company or the Subsidiaries prior to the date of the Original Agreement (but not on the date thereof) (whether into the air, soil, ground or surface waters on or off-site), (B) the off-site transportation, storage, treatment, recycling, disposal or spill of Hazardous Substances (but excluding crushed concrete, concrete slurry, asphalt, rebar and associated materials that are generated in the ordinary course of operations of the Company or the Subsidiaries) generated or caused by the Company or the Subsidiaries, prior to the Closing, or (C) any investigation, remediation or other response costs ("Remediation Costs") associated with any environmental conditions identified in connection with the removal or upgrading of any existing underground storage tanks identified on Schedule 2.12(c) (except for the cost of removing, upgrading or installing such tanks) not meeting the December 1998 RCRA technical requirements for such tanks except for conditions resulting from Releases occurring after the Closing; provided, however, that with respect to Sections 8.1(v)(A) and (B) above, Sellers shall only be responsible for such Losses which, individually or in the aggregate but collectively for such Sections, exceed $50,000, and provided further that with respect to Section 8.1(v)(C) above, the Surviving Corporation shall be responsible for the first $100,000 of such Remediation Costs, Sellers shall be responsible for the next $100,000 of Remediation Costs, and the parties shall share equally all such Remediation Costs in excess of $200,000.

         8.2. The Surviving Corporation's Obligations to Indemnify. Subject to the limitations and procedures contained in this Article VIII, from and after the Closing, the Surviving Corporation shall indemnify, defend and hold harmless each Seller and its affiliates, and their respective directors, officers, employees and representatives (each, a "Seller Indemnified Party" and, together with the Company Indemnified Parties, the "Indemnified Parties"), from and against any and all Losses suffered, sustained, incurred or required to be paid by any such Seller

Indemnified Party due to, based upon, arising out of or otherwise in respect of
(i) any inaccuracy in, or breach of, any representation or warranty of BRS or Newco contained in this Agreement (or any certificate or other agreement delivered by Newco hereunder), (ii) any breach of any covenant or agreement of the Surviving Corporation, BRS or Newco contained in this Agreement and (iii) the enforcement by any Seller Indemnified Party of its rights under this Agreement.

         8.3. Notice and Opportunity to Defend. The obligations and liabilities of any party hereto against which indemnification is sought hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to this Section 8.3.

                (a) Promptly after receipt by any Indemnified Party of notice of any demand or claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be expected to result in a Loss, the Indemnified Party shall give notice thereof (a "Claims Notice") to any other party obligated to provide indemnification pursuant to Section 8.1 or 8.2 (each, an "Indemnifying Party"). Each Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. The rights of any Indemnified Party to be indemnified hereunder shall not be adversely affected by its failure to give, or its failure to timely give, a Claims Notice with respect thereto unless, and if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby.

                (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability if (i) the claim involves (and continues to involve) solely monetary damages and the Indemnifying Party's assumption of the defense or settlement of such claim will not have a material adverse effect on the Indemnified Party's business, (ii) the Indemnifying Party states in writing to the Indemnified Party the Indemnifying Party's good faith belief (based on the facts then known by the Indemnifying Party) that, as between the two, the Indemnifying Party is solely obligated to satisfy and discharge the claim, and (iii) the Indemnifying Party makes reasonably adequate provision to satisfy the Indemnified Party of the Indemnifying Party's ability to satisfy and discharge the claim (the foregoing collectively, the "Litigation Conditions"); provided, however, that if the parties in any action shall include both an Indemnifying Party and an Indemnified Party, and the Indemnified Party shall have received written advice of counsel that counsel selected by the Indemnifying Party has a conflict of interest under applicable standards of professional responsibility because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select one separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party; and provided further, however, that the Indemnifying Party shall forfeit the right to control the defense or settlement of any such claim if, at any time after assuming the defense or settlement thereof, the Indemnifying Party no longer satisfies the Litigation Conditions. Subject to the foregoing, if the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend (or, as provided below, discontinues its defense of) the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided, or fails to satisfy the Litigation Conditions, the

Indemnified Party may pay, compromise or defend such Asserted Liability. Either of the Indemnified Party or the Indemnifying Party may participate, at its own expense (except as provided in the first sentence of this subparagraph (b)), in the defense of an Asserted Liability being controlled by the other party. Notwithstanding the foregoing, if, subsequent to the Indemnifying Party's satisfaction of the Litigation Conditions and election to compromise or defend an Asserted Liability, the Indemnifying Party can demonstrate to the reasonable satisfaction of the Indemnified Party, based on facts not available to the Indemnifying Party at the time of the original satisfaction of the Litigation Conditions, that the Indemnifying Party is not obligated to satisfy or discharge such claim, then Indemnifying Party may elect to discontinue the defense or settlement of the Asserted Liability and the Indemnified Party may elect to assume the defense or settlement of the Asserted Liability at the Indemnified Party's expense. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall, subject to receipt of a reasonable confidentiality agreement, make available to the Indemnifying Party any books, records or other documents within its control, and the reasonable assistance of its employees, for which the Indemnifying Party shall be obliged to reimburse the Indemnified Party the reasonable out-of-pocket expenses of making them available. If the Indemnifying Party elects to discontinue the defense or settlement of an Asserted Liability and the Indemnified Party elects to assume such defense or settlement, the Indemnifying Party shall, subject to the receipt of a reasonable confidentiality agreement, make available to the Indemnified Party any books, records or other documents within its control, and shall provide to the Indemnified Party the work product of the litigation or proceeding related to such defense or settlement (except for books, records, documents and work product (or portions thereof) relating solely to the Indemnifying Party's liability for the relevant claim and the provision of which, based on opinion of counsel, would prejudice the Indemnifying Party's defense of any action by the Indemnified Party under this Article VIII).

                (c) The Indemnifying Party and the Indemnified Party shall use commercially reasonable efforts to cooperate in determining the validity of any third party claim for any Loss for which a claim for indemnification may be made hereunder. Each party shall use commercially reasonable efforts to minimize all Losses.

         8.4. Procedure for Claims by Parties. In the event that any party incurs or suffers any Losses with respect to which indemnification may be sought by such party pursuant to this Article VIII (other than in respect of third party claims), the Indemnified Party must assert the claim by a Claims Notice to the Indemnifying Party. The Claims Notice must state the nature and basis of the claim in reasonable detail based on the information available to the Indemnified Party. Each Indemnifying Party to whom a Claims Notice is given shall respond to any Indemnified Party that has given a Claims Notice (a "Claim Response") within thirty (30) days (the "Response Period") after the date that the Claims Notice is given. Any Claim Response shall specify whether or not the Indemnifying Party given the Claim Response disputes the claim described in the Claims Notice. If any Indemnifying Party fails to give a Claim Response within the Response Period, such Indemnifying Party shall be deemed not to dispute the claim described in the related Claims Notice. If any Indemnifying Party elects not to dispute a claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnifying Party, unless the amount of the Loss actually suffered by the Indemnified Party differs from the amount of the claim (whether by change of circumstance, mistake or fraud of the Indemnified Party or otherwise). If any Indemnifying Party shall be obligated to indemnify an Indemnified Party hereunder, such Indemnifying Party shall pay to such Indemnified Party the amount to which such Indemnified Party shall be entitled within thirty (30) days after the last day of the applicable Response Period or, if the Claims Notice relates to Losses that have not been liquidated as of the date of the Claims Notice, the date on which all or any part of such Losses shall have become liquidated and determined. If there shall be a dispute as to the amount or manner of indemnification under this Agreement, the Indemnifying Party and the Indemnified Party shall seek to resolve such dispute through negotiations and, if such dispute is not resolved within twenty (20) days, the Indemnified Party may submit such dispute to arbitration pursuant to Section
10.9. If any Indemnifying Party fails to pay all or any part of any indemnification obligation on or before the later to occur of (y) thirty (30) days after the last day of the applicable Response Period, and (z) if the Claims Notice relates to Losses that have not been liquidated as of the date of the Claims Notice, the date on which all or any part of such Losses shall have become liquidated and determined, then the Indemnifying Party shall also be obligated to pay to the Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate established in the manner described in Section 1.10(g).

         8.5. Limitations on Indemnification. The indemnification provided for in Sections 8.1 and 8.2 shall be subject to the following limitations:

                (a) The Sellers shall not be obligated to pay any indemnification amounts for Losses pursuant to Section 8.1(i) until the aggregate amount of all Losses pursuant thereto exceeds an amount equal to $3,000,000 (the "Basket"), whereupon the Company Indemnified Parties shall be entitled to indemnification under Section 8.1(i) for all such Losses in excess of such amount, up to a maximum amount equal to $50,000,000, subject to paragraph (d) below. In addition, no claim shall be made for Losses with respect to any breach of a representation or warranty under Section 8.1(i) unless the claim for Losses with respect to such breach reasonably could be expected to exceed $50,000; provided, however, that any breaches arising out of a series of related events or the same set of operative facts shall be treated as a single claim for purposes of this paragraph (a).

                (b) No claims for indemnification in respect of Sections 8.1(i) or 8.2(i) shall be made after the date on which the applicable representation or warranty upon which such claim was based ceases to survive pursuant to Section 8.7; provided that the expiration of any representation or warranty under
Section 8.7 shall not affect any claim made pursuant to a Claims Notice delivered prior to the date of such expiration.

                (c) The limitations on the indemnification obligations set forth in this Section 8.5 shall not apply to any covenants of the Sellers (or any other party) in this Agreement (including covenants in Article II and Article III, except to the extent that any representations or warranties are contained within such covenants). In addition, notwithstanding the provisions of paragraph
(a) above, the limitations on the indemnification obligations of Sellers set forth in paragraph (a) above shall not apply to breaches of the representations and warranties made in Sections 2.1 (other than the second sentence of Section 2.1(a)), 2.2 (other than in Section 2.2(b) with respect to the qualification or licensing of the Subsidiaries as foreign corporations), 2.3, 3.1 and 3.2.

                (d) Notwithstanding anything to the contrary set forth herein, no limitation or condition of liability or indemnity applicable to any Seller shall apply to any breach of a representation or warranty if such representation or warranty was made with actual knowledge by such Seller that it (i) contained an untrue statement of a material fact or (ii) omitted to state a material fact necessary to make the statements contained therein not misleading. For purposes of calculating the amount of Losses incurred arising out of or relating to any breach of a representation or warranty by any Seller, the references to "Material Adverse Effect" or "Material Adverse Change" or other materiality qualifications (or correlative terms), including as expressed in accounting concepts such as GAAP, shall be disregarded.

                (e) The Company Indemnified Parties may seek recovery against any Seller for any Loss for which the Sellers are jointly and severally liable hereunder, except that (i) in any action (including any arbitration pursuant to Section 10.9) to recover such Loss, the appropriate Company Indemnified Parties may not proceed against any Seller unless (subject to jurisdictional, venue or other procedural limitations) it also proceeds against each of the Roger C. Stull and Ann R. Stull Trust, the NCCF, John Sawyer, J&J Investments, LLC, the Repchinuck Revocable Trust, C. George Bush and Bruce Varney; (ii) the Servants' Trust shall not be liable for any portion of the Pro Rata Share of the Roger C. Stull and Ann R. Stull Trust, the Gregory J. Stull Family Trust, the Kevin C. McTavish Family Trust, the Christine Marie Stull Family Trust or Nicole Lynn Stull of such Loss, and J&J Investments, LLC shall not be liable for any portion of the Pro Rata Share of John Sawyer of such Loss; (iii) the Management Stockholders, Floyd E. Skor, the Charles D. Steichen and Martha L. Steichen Trust, as a group shall not be liable for more than their aggregate Pro Rata Share of such Loss; (iv) B-R Investors/Penhall I, L.P. shall not be liable for more than its Pro Rata Share of such Loss; (v) the liability of each Management Stockholder (other than John Sawyer, J&J Investments, LLC, the Repchinuck Revocable Trust, C. George Bush and Bruce Varney) shall be limited to his or its Eligible Assets (as defined in Section 8.5(g)); and (vi) no Non-Defaulting Seller (as defined in Section 8.5 (f)) who is a Non-Management Stockholder, and none of John Sawyer, J&J Investments, LLC, the Repchinuck Revocable Trust, C. George Bush or Bruce Varney, shall be liable for any Management Stockholder's Pro Rata Share of such Loss until the appropriate Company Indemnified Parties have attempted in good faith, through appropriate judicial or other proceedings, to recover indemnification payments from such Management Stockholder under
Section 8.1 for the full amount of such Management Stockholder's Eligible
Assets.

                (f) The Sellers agree among themselves that each Seller shall pay such Seller's Pro Rata Share of any Loss, other than a Loss arising out of a breach of a representation or warranty by another Seller under Article III or a breach of a covenant by another Seller for which the breaching Seller is solely liable hereunder; provided, however, subject to the limitations of Section 8.5(e), if any Seller (a "Defaulting Seller") fails to pay any or all of his or its Pro Rata Share of such Loss, each remaining Seller (a "Non-Defaulting Seller") shall also pay a fraction of the shortfall of such Loss equal to such Non-Defaulting Seller's Pro Rata Share divided by the aggregate Pro Rata Share of all Non-Defaulting Sellers. Each Defaulting Seller shall indemnify, defend and hold harmless the Non-Defaulting Sellers from any Losses incurred by the Non-

Defaulting Sellers that are caused by the failure of such Defaulting Seller to pay such Defaulting Seller's Pro Rata Share of any Losses to the extent required herein. Each Seller acknowledges it is his or its intent, as a material part of the consideration for the execution of this Agreement, that each Seller shall be liable to pay such Seller's Pro Rata Share of any Losses to the extent provided herein. At the Closing, each Management Stockholder shall grant a security interest in the shares of the Surviving Corporation stock received as Merger Consideration, and the proceeds thereof, to the Surviving Corporation in respect of such Management Stockholder's obligations under this Article VIII by executing a pledge agreement containing terms and conditions reasonably satisfactory to the Surviving Corporation (including without limitation the full subordination of such pledge to the Surviving Corporation's rights under the Securities Holders Agreement) (the "Pledge Agreement").

                (g) Each Management Stockholder may, at his or its option, satisfy any indemnification obligation under Section 8.1 by payment of cash or by delivery to the Surviving Corporation of shares of stock of the Surviving Corporation, which shares shall have a Current Market Value determined in accordance with Section 8.5(h); provided, however, that if any Management Stockholder elects to satisfy such indemnification obligation by payment of cash, such Management Stockholder must make such election irrevocably by written notice to the Surviving Corporation before the commencement of any determination of Fair Market Value under Section 8.5(h), of which commencement the Surviving Corporation will give ten (10) days prior notice. Other than pursuant to the Securities Holders Agreement, but subject to the terms of the Pledge Agreement, no cash shall be paid to a Management Stockholder upon the occurrence of any event requiring the redemption from such Management Stockholder of shares of Surviving Corporation stock received as Merger Consideration, and, other than pursuant to the Securities Holders Agreement, but subject to the terms of the Pledge Agreement, no Management Stockholder shall otherwise be permitted to transfer any shares of Surviving Corporation stock received as Merger Consideration or receive cash or other property in respect of such shares, unless such Management Stockholder first provides security reasonably satisfactory to BRS and the Seller Representative for such Management Stockholder's indemnification obligations under this Agreement in the full amount of his or its Eligible Assets. For purposes of this Agreement, a Management Stockholder's "Eligible Assets" shall include (i) all shares of stock of the Surviving Corporation received by such Management Stockholder as Merger Consideration, (ii) all cash and other property received by such Management Stockholder in connection with any transfer or redemption of such shares, and
(iii) all cash and other property (including other securities of the Surviving Corporation or any other entity) received by such Management Stockholder in respect of such shares, whether by way of dividend, merger, reorganization, recapitalization, or otherwise.

                (h) For purposes of this Agreement, "Current Market Price" on any date shall mean, with respect to any security, if such security is publicly traded in the United States, the average of the daily Closing Prices for the ten
(10) consecutive trading days ending on the date immediately prior to the date as of which the Current Market Price is to be determined, or, if such day is not a trading date, the trading day immediately preceding such date. The "Closing Price" for each day shall be the average of the closing bid and asked price for such security on the NASDAQ National Market System, or, if not then traded thereon, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked price regular way on the principal stock exchange on which such security is then listed or traded, or, if not then listed or traded on any such exchange, the mean of the closing bid and asked prices on an automated quotation system as furnished by any New York Stock Exchange member firm selected from time to time by the Surviving Corporation for that purpose. Except as set forth in the preceding sentence, with respect to any security that is not publicly traded in the United States, "Current Market Price" on any date shall mean the fair market value of such security on such date as determined by mutual agreement of BRS, John Sawyer and the Seller Representative, or, if they are unable to agree, by an independent appraiser selected by the Surviving Corporation and reasonably acceptable to John Sawyer and the Seller Representative. The costs of any such appraiser shall be paid by the Surviving Corporation.

                (i) The parties further agree that the NCCF may, at its option, satisfy any indemnification obligation under Section 8.1 by payment of cash or by delivery to the Surviving Corporation of shares of Senior Exchangeable Preferred Stock in an aggregate Liquidation Preference (as defined in the statement of designation thereof attached hereto as Exhibit N), plus accrued but unpaid dividends thereon, equal to the amount of such indemnification obligation or Junior Subordinated Notes, for which shares of the Senior Exchangeable Preferred Stock are exchangeable, in an aggregate principal amount, plus accrued but unpaid interest thereon, equal to the amount of such indemnification obligation. This Section 8.5(i), however, shall not limit in any other way the NCCF's indemnification obligations under Article VIII, including without limitation the obligation to satisfy indemnification obligations in cash in the event that the NCCF no longer shall hold any shares of the Senior Exchangeable Preferred Stock or any such Junior Subordinated Notes.

                (j) Each Seller agrees that neither it nor any of the other Sellers is a necessary or indispensable party for any action (including an arbitration pursuant to Section 10.9) for the purpose of determining whether the Company Indemnified Parties are entitled to indemnification for any Losses pursuant to this Agreement, hereby waives, to the fullest extent permitted by law, any requirement that the Company Indemnified Parties join such Seller in, or provide such Seller with notice of, any such action and hereby agrees not to file a motion to dismiss, vacate, stay or transfer such action by reason of a Company Indemnified Party's failure to join any Seller as a party to such action. Notwithstanding the foregoing, the Company Indemnified Parties (i) shall give notice of such action to the Seller Representative and the Sellers to the extent required by the other provisions of this Agreement, (ii) shall name in such action the persons specified in clause (i) of Section 8.5(e), and (iii) shall not oppose the joinder of any of the Sellers, if not named as a party in any such action brought by any Company Indemnified Party against one or more of the Sellers pursuant to this Agreement, as a party to such action, upon any of such Sellers' written request; provided, however, any failure of the Company Indemnified Parties to give notice of any such action to any of the Sellers (other than the Seller Representative) or of any of the Sellers to actually receive such notice shall not affect the validity of the agreements and waivers of each Seller set forth in the first sentence of this Section 8.5(i). Each Seller also agrees that service of process or any other legal process for any action brought by the Company Indemnified Parties pursuant to this Agreement may be made as set forth in Section 9.1(b) of this Agreement. Each Seller agrees that any of the other Sellers may join or be joined in any such action in which such Seller has been named as an Indemnifying Party by the Company Indemnified Parties, or in which such Seller has joined in the action.

                (k) Notwithstanding anything in this Agreement to the contrary, none of the Sellers shall have any liability on account of a breach or inaccuracy in a representation or warranty pursuant to Section 8.1(i), to the extent that (A) the matter or event which causes the inaccuracy or breach first arose prior to the Closing Date (either before or after the date of this Agreement), (B) neither any Seller nor the Company had knowledge of such matter or event as of the date of the Original Agreement, (C) such matter or event is disclosed to BRS and Newco in the revised disclosure Schedules delivered pursuant to Section 6.4 and (D) BRS and Newco shall have elected to proceed with the Closing.

                (l) The parties agree that: (i) in the event that the Roger C. Stull and Ann R. Stull Trust, the Servants' Trust or the NCCF shall be obligated to make any indemnification payments under this Article VIII ("Stull Indemnification Payments"), such Stull Indemnification Payments shall not be payable until the sooner of such time as (x) Roger C. Stull and Ann R. Stull shall have been released from their obligations under that certain Agreement of Indemnity, dated January 7, 1991 (the "Fidelity Agreement"), among Roger C. Stull, Ann R. Stull, Penhall, Penhall Company, PCC, Penhall Environmental Services and Fidelity and Deposit Company of Maryland ("Fidelity") and (y) all of the bonding obligations of Fidelity that are the subject of the Fidelity Agreement shall have expired or have been terminated, and no interest shall accrue with respect to such Stull Indemnification Payments prior to such time, provided, that no such deferral of the Stull Indemnification Payments shall result in an increase in the amounts payable by any other Seller under this
Article VIII; (b) the Roger C. Stull and Ann R. Stull Trust shall be entitled to offset any amounts actually paid by Roger C. Stull and Ann R. Stull (together with their affiliates, the "Stulls") from and after the Closing under the Fidelity Agreement against any Stull Indemnification Payments required to be made by it; and (c) the Surviving Corporation will indemnify, defend and hold harmless the Stulls from and against any Losses incurred by them under the Fidelity Agreement.

         8.6. Insurance and Tax Effect. (a) Any payments made pursuant to the provisions of this Article VIII shall be treated as an adjustment to the total consideration payable to the Sellers under this Agreement.

                (b) The amount of any Loss for which indemnification is provided under any of Sections 8.1 or 8.2 shall be net of any amounts (net of the costs of recovery of such amounts) recovered by the Indemnified Party under insurance policies with respect to such Loss (collectively, a "Net Loss").

                (c) The amount of any Loss shall be (i) increased to take account of the net Tax cost (if any) actually incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit (if any) actually realized by the Indemnified Party arising from the incurrence or payment of any such Net Loss.

         8.7. Survival of Representations and Warranties. The provisions set forth in Section 10.5 of this Agreement shall expressly survive the termination or abandonment of this Agreement. All covenants and agreements contained in this Agreement shall survive the Closing Date in perpetuity and shall remain in full force and effect in accordance with their terms. The representations and warranties set forth in Articles II, III and IV of this Agreement (and any Schedule thereto) shall survive the Closing Date for a period of eighteen (18) months, except (a) the representations in Section 2.8 (and any Schedules thereto) shall survive until the date which is 60 days after the expiration of the statute of limitations applicable to such matters, (b) the representations and warranties in Sections 2.12 and 2.20 (and any Schedules thereto) shall survive the Closing Date for a period of five (5) years, (c) the representations and warranties in Sections 2.1 - 2.4, Article III and Sections
4.1 and 4.2 (and any Schedules thereto) shall survive the Closing Date in perpetuity, and (d) the foregoing time limitations shall not apply to any claims which have been the subject of a Claims Notice prior to expiration of the applicable time period. Subject to Section 8.5(j), no right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Closing or the knowledge of any party of any breach of a representation, warranty, covenant or agreement by the other party at any time, or the decision of any party to complete the Closing.

                                   ARTICLE IX

                      APPOINTMENT OF SELLER REPRESENTATIVE

         9.1 Appointment of the Seller Representative; Enforcement of Rights, Benefits and Remedies. (a) Each Seller hereby irrevocably constitutes and appoints Roger C. Stull as the Seller Representative for the purpose of performing and consummating the transactions contemplated by this Agreement. The appointment of Roger C. Stull as the Seller Representative is coupled with an interest and all authority hereby conferred shall be irrevocable and shall not be terminated by any or all of the Sellers without the consent of Newco (or, after the Closing, the Surviving Corporation), which consent may be withheld for any reason, and the Seller Representative is hereby authorized and directed to perform and consummate all of the transactions contemplated by this Agreement. Not by way of limiting the authority of the Seller Representative, each and all of the Sellers, for themselves and their respective heirs, executors, administrators, successors and assigns, hereby authorize the Seller Representative to:

                    (i) waive any provision of this Agreement which the Seller Representative deems necessary or desirable;

                    (ii) execute and deliver on their behalf all documents and instruments which may be executed and delivered pursuant to this Agreement, including without limitation the shares of Existing Company Stock, Penhall Class A Common Stock, Penhall Class B Common Stock, Class A Common Stock, Class B Common Stock or Class C Common Stock and the stock powers with respect thereto;

                    (iii) make and receive notices and other communications pursuant to this Agreement and service of process in any legal action or other proceeding arising out of or related to this Agreement or any of the transactions hereunder;

                    (iv) settle any dispute, claim, action, suit or proceeding arising out of or related to this Agreement or any of the transactions hereunder;

                    (v) receive and distribute the Seller Consideration and adjustments thereto;

                    (vi) appoint or provide for successor agents; and

                    (vii) pay expenses incurred or which may be incurred by or on behalf of the Sellers in connection with this Agreement.

In the event of the inability, failure or refusal of Roger C. Stull to act as the Seller Representative, or in the event of the death of Roger C. Stull or any successor, the Sellers promptly shall appoint one of the Sellers as their agent for purposes of this Article IX by action of Sellers who held a majority in interest of the shares of Existing Company Stock. Failing such an appointment within thirty (30) days of such inability, failure, refusal or death, Newco (or, after the Closing, the Surviving Corporation) may, by written notice to the Sellers at the last address of the Sellers applicable for purposes of Section
10.3 hereof, designate one of the Sellers as the Seller Representative.

                (b) Any claim, action, suit, or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to the Sellers under this Agreement may be asserted, brought, prosecuted or maintained only by the Seller Representative. Any claim, action, suit or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted under this Agreement, including without limitation any right of indemnification provided in
Article VIII hereof, may be asserted, brought, prosecuted or maintained by a Company Indemnified Party against the Sellers or the Seller Representative by service or process on the Seller Representative and without the necessity of serving process on, or otherwise joining or naming as a defendant in such claim, action, suit or other proceeding, any Seller. With respect to any matter contemplated by this Article IX, the Sellers shall be bound by any determination in favor of or against the Seller Representative or the terms of any settlement or release to which the Seller Representative shall become a party.

                (c) The Seller Representative shall not be liable to any Seller for any acts or omissions of the Seller Representative in connection with his duties and obligations hereunder, except in the case of the Seller Representative's gross negligence or willful misconduct. The Sellers (excluding the Seller Representative and his affiliates), jointly and severally, agree to indemnify and hold the Seller Representative harmless as to any liability (other than on account of his respective indemnification obligations under Article
VIII) incurred by him to any person by reason of his having accepted the same or in carrying out any of the terms hereof, and to reimburse the Seller Representative for all of his costs and expenses, including, among other things, reasonable attorneys' fees and costs, incurred by reason of any matter as to which an indemnity is paid under this Section 9.1(c); provided, however, that no indemnity need be paid in the case of the Seller Representative's gross negligence or willful misconduct.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1. Amendment and Modification. This Agreement may be amended, modified supplemented or altered only by a written agreement signed by the parties hereto at any time prior to the Closing with respect to any of the terms contained herein.

         10.2. Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived, but only if such waiver is in writing and is signed by the party against whom the waiver is to be effective. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.2.

         10.3. Notices. All notices and other communications hereunder shall be in writing (including by telecopy) and shall be deemed to have been duly given when delivered in person (including by overnight courier), when telecopied (with confirmation of transmission having been received) or three (3) days after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

              (a) if to Newco or BRS:


                  Penhall Acquisition Corp.
                          c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                  126 East 56th Street
                  New York, New York 10022
                  Attn:  Mr. Harold O. Rosser II
                  Facsimile No.:  (212) 521-3707


                  with a copy to:
                  Dechert Price & Rhoads
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA 19102
                  Attn:  G. Daniel O'Donnell, Esq.
                  Facsimile No.:  (215) 994-2222

              (b) if to the Sellers:


                  Roger C. Stull
                  1440 Vista Del Mar
                  Fullerton, California  92631
                  Facsimile No.:  (714) 871-0490


                  with a copy to:


                  Irell & Manella LLP
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, California 90067
                  Attn:  Milton B. Hyman, Esq.
                  Facsimile No.:  (310) 203-7199


              (c) If to the Company or PCC:


                  Penhall International, Inc.
                  1801 Penhall Way
                  Anaheim, California  92803
                  Attn:  Roger C. Stull
                  Facsimile No.:  (714) 999-2493

         10.4. Assignment; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided that the Company or the Surviving Corporation may assign its rights and obligations to any lender providing financing in connection with the transactions contemplated hereby (or in connection with any sale by the Surviving Corporation of its business or any part thereof); provided that no such assignment shall relieve BRS or the Surviving Corporation of its obligations under this Agreement. The affiliates, directors, officers, employees and representatives of BRS, Newco and the Surviving Corporation are intended third party beneficiaries of Section 8.1 of this Agreement. The affiliates, directors, officers, employees and representatives of the Sellers are intended third party beneficiaries of Section
8.2 of this Agreement. Nothing else contained in this Agreement is intended to confer upon any person (including, without limitation, any employees) other than the parties hereto and their respective successors and permitted assigns, and rights or remedies hereunder.

         10.5. Expenses. Except as otherwise expressly provided herein, each of the parties hereto will bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the documents and instruments contemplated hereby and in connection with the transactions contemplated hereby and thereby, including all fees and disbursements of counsel, accountants, appraisers and other advisors retained by such party;

provided, however, that if the transactions contemplated by this Agreement are consummated, (i) Roger C. Stull will pay a portion of the fees payable to William L. Rogers and his affiliates (the "Rogers Fee") in an amount equal to the product of the Rogers Fees multiplied by the Non-Management Stockolders' (excluding Floyd E. Skor, B-R Investors/Penhall I, L.P. and the Charles D. Steichen and Martha L. Steichen Trust) pre-Closing ownership percentage of Existing Company Stock (without giving effect to the transactions under the Exchange) and (ii) except as provided in the immediately preceding clause (i), the Surviving Corporation shall bear the expenses of the Sellers, BRS and Newco in addition to its own expenses. In addition, the financial cost to BRS of the dilution from certain of the Surviving Corporation's post-Closing management stock arrangements, in the aggregate amount of $995,922, shall be borne one-third by the Roger C. Stull and Ann R. Stull Trust, one-third by BRS and one-third by the Management Stockholders. The Roger C. Stull and Ann R. Stull Trust's share of such cost, $331,974, shall be subtracted from the Cash Merger Consideration payable to it at Closing in full satisfaction of its obligations under the preceding sentence.

         10.6. Governing Law. This agreement, and all agreements, documents and instruments delivered pursuant to hereto incorporated herein, unless otherwise expressly provided therein, shall be governed by, and construed in accordance with, the substantive laws of the State of California applicable to agreements made and to be performed entirely within such state, without reference to the conflicts of laws rules of such state.

         10.7. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         10.8. Entire Agreement. This Agreement, including the documents and instruments referred to herein or contemplated hereby, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restriction, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Except for that certain Letter Agreement (regarding confidentiality) dated March 13, 1998 between the Company and BRS, this Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

         10.9. Arbitration. (a) If any dispute or controversy shall arise among the parties hereto as to any matter arising out of or in connection with this Agreement, the parties shall attempt in good faith to resolve such controversy by mutual agreement. If such dispute or controversy cannot be so resolved, it shall be resolved solely in accordance with the provisions of this Section 10.9.

                (b) Any dispute, controversy or claim between or among the parties to this Agreement (the "Disputing Parties") arising out of or related to this Agreement, or the breach thereof, shall be settled by a single arbitrator by arbitration, conducted in the State of California, in accordance with the Commercial Rules of the American Arbitration Association (the "AAA"). Such arbitration shall be administered by the AAA only if one (or more) of the Disputing Parties requests such administration. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of Los Angeles, California.

                (c) The arbitrator shall be selected by the Disputing Parties within fifteen (15) days after demand for arbitration is made by a Disputing Party. If the Disputing Parties are unable to agree on an arbitrator within such period, then each Disputing Party shall select one arbitrator, and each such arbitrator shall select a third arbitrator and the dispute shall be settled by the panel consisting of such three arbitrators (such panel, or the single arbitrator agreed to by both parties, as the case may be, being hereinafter referred to as the "Arbiter"). Each arbitrator shall be an attorney licensed in the State of California and shall possess substantive legal experience with respect to the principal issues on dispute.

                (d) This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the Disputing Parties shall be entitled to reasonable discovery subject to the discretion of the Arbiter. The remedial authority of the Arbiter shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. In the event of a conflict between the Commercial Rules of the AAA and these procedures, the provisions of these procedures shall govern.

                (e) Except as may otherwise be agreed to in writing by the Disputing Parties or as ordered by the Arbiter upon substantial justification, the hearings of the dispute shall be held and concluded within ninety (90) days of submission of the dispute to arbitration. The Arbiter shall render its final award within thirty (30) days following closing of the record. The Arbiter shall state the factual and legal basis for the award. The decision of the Arbiter shall be final and binding, and no appeal shall be permitted therefrom. Final judgment may be entered upon such an award in any State or Federal court having the arbitration jurisdiction thereof, but entry of such judgment shall not be required to make such award effective.

                (f) Any filing or administration fees shall be borne initially by the Disputing Party requesting administration by the AAA. If more than one Disputing Party requests such administration, the fees shall be borne initially by the party incurring such fees as provided by the rules of the AAA. The initial fees and costs of the Arbiter shall be borne equally between the Disputing Parties. The prevailing party in such arbitration, as determined by the Arbiter, and in any enforcement or other court proceedings, shall be entitled to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the Arbiter's compensation), expenses, and attorneys' fees.

                (g) Nothing in this Section 10.9 shall limit any right that any party may otherwise have to seek to obtain (i) preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding or (ii) temporary or permanent injunctive relief from any breach of any provision of this Agreement.

         10.10. Severability. If any provision or provisions of this Agreement or of any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof, shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof or thereof and shall not affect the validity or effect of any other portion hereof or thereof.

         10.11. Arm Length Contract. This Agreement has been negotiated "at arms length" by the parties, each represented by counsel of its choice and each having an equal opportunity to participate in the drafting of the provisions hereof. Accordingly, in construing the provisions of this Agreement no party shall be presumed or deemed to be the "drafter" or "preparer" of the same.

         10.12. Headings; Interpretative Provisions. (a) The headings of the various Articles and Sections of this Agreement have been inserted for the purpose of convenience of reference only, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                (b) When reference is made in this Agreement to an Article or Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words "included", "includes" or "including" (or any other tense or variation of the word "include") are used in this Agreement, they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the auxiliary verbs "will" and "shall" are mandatory, and the auxiliary verb "may" is permissive (and, by extension, is prohibitive when used negatively, as a denial of permission). All accounting terms used but not otherwise defined in this Agreement shall have the meanings determined by GAAP. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any document or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

                (c) Whenever a representation or warranty is stated to be based on the "knowledge of the Company", the "Company's knowledge" or a similar qualification, such phrase refers to whether any of the Company's Senior Management (as hereafter defined) has actual knowledge, after due inquiry, of the matters involved. For purposes of this Agreement, the Company's "Senior Management" consists of C. George Bush, Martin Houge, David S. Neal, Robert Norling, Renee O'Brien, Bruce Repchinuck, John Sawyer, Floyd Skor, Charles D. Steichen, Roger C. Stull and Bruce Varney.

                (d) Any matter disclosed by the Company or the Sellers to BRS and Newco in any disclosure Schedule shall be deemed to be disclosed with respect to any other Schedule so long as the relevance of the matter to such other Schedule is readily apparent from the disclosure of the matter that appears in the Schedule where it is disclosed.

                (e) Reasonable or Best Efforts. Whenever a covenant requires a party to use its "best efforts," "reasonable efforts," "reasonable best efforts" or "commercially reasonable efforts" to do something or cause something to occur, such party shall be deemed to have performed such covenant if it used the requisite efforts regardless of whether such efforts were successful.

         10.13. Time is of the Essence. Time is of the essence in the performance of this Agreement.

         10.14. Golden Parachute Approval Requirement. Prior to execution of the Compensation Agreement, the Sellers shall have caused the shareholder approval requirements set forth in Section 280G(b)(5) of the Code to be satisfied with respect to all payments incident to the transactions under the Compensation Agreement to any "disqualified individual" as defined in Section 280G(c) of the Code.

         10.15. Date of Representations and Warranties and Covenant Obligations. Notwithstanding anything in this Agreement to the contrary, but without limiting the conditions set forth in Sections 6.2(b) and 6.3(b), the representations and warranties of the parties to this Agreement set forth in Articles II, III and IV shall be deemed to have been given, and the Schedules to this Agreement prepared, as of the date of the Original Agreement. No failure of a representation or warranty herein to be true and correct as of the date of this Agreement shall constitute a breach of this Agreement unless such failure constituted a breach of the Original Agreement as of the date of the Original Agreement. In addition, the covenants and agreements set forth in Article V shall be deemed to have been made as of the date of the Original Agreement. Without limiting the foregoing the terms "as of the date hereof," "as of the date of this Agreement," "current," "currently" and other terms referring to a specific date, as used in Articles II, III, IV and V hereof, shall refer to the date of the Original Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                            PENHALL ACQUISITION CORP.



                            By /s/ Harold O. Rosser II
                              ------------------------------------
                              Name:  Harold O. Rosser II
                              Title: President

                            BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                            By:  BRS Partners, Limited Partnership,
                                  the general partner
                            By:  BRSE Associates, Inc., its general partner


                            By: /s/ Harold O. Rosser II
                              ------------------------------------
                              Name:  Harold O. Rosser II
                              Title: Managing Director


                            PENHALL RENTAL CORP. (F/K/A
                            PENHALL INTERNATIONAL, INC.)


                            By /s/ Roger C. Stull
                              ------------------------------------
                              Name:  Roger C. Stull
                              Title: President


                            PHOENIX CONCRETE CUTTING, INC.


                            By /s/ C. George Bush
                              ------------------------------------
                              Name:  C. George Bush
                              Title: President

                            MANAGEMENT STOCKHOLDERS


                            /s/ Gary T. Bush
                            ------------------------------------
                            Gary T. Bush


                            /s/ C. George Bush
                            ------------------------------------
                            C. George Bush


                            /s/ Scott E. Campbell
                            ------------------------------------
                            Scott E. Campbell


                            /s/ David A. Ellison
                            ------------------------------------
                            David A. Ellison


                            /s/ Alfred R. Fenton
                            ------------------------------------
                            Alfred R. Fenton


                            /s/ Vincent M. Gutierrez
                            ------------------------------------
                            Vincent M. Gutierrez


                            /s/ Lawrence E. Henkels
                            ------------------------------------
                            Lawrence E. Henkels


                            /s/ David P. Henning
                            ------------------------------------
                            David P. Henning


                            /s/ Jack S. Hobbs
                            ------------------------------------
                            Jack S. Hobbs


                            /s/ Richard M. Lawler
                            ------------------------------------
                            Richard M. Lawler


                            /s/ Alan G. Lowry
                            ------------------------------------
                            Alan G. Lowry

                            /s/ Randel E. Mathews
                            ------------------------------------
                            Randel E. Mathews


                            /s/ Leif McAfee
                            ------------------------------------
                            Leif McAfee


                            /s/ Joseph P. Morello
                            ------------------------------------
                            Joseph P. Morello


                            /s/ David S. Neal
                            ------------------------------------
                            David S. Neal


                            NORLING LIVING TRUST
                            DATED OCTOBER 5, 1995


                            By: /s/ Robert C. Norling
                               ---------------------------------
                                  Robert C. Norling
                            Its:  Trustee


                            By: /s/ Karen D. Norling
                               ---------------------------------
                                  Karen D. Norling
                            Its:  Trustee


                            /s/ Richard S. Reel
                            ------------------------------------
                            Richard S. Reel


                            MICHAEL BRUCE REPCHINUCK
                            REVOCABLE TRUST


                            By: /s/ Michael Bruce Repchinuck
                               ---------------------------------
                                  Michael Bruce Repchinuck
                            Its:  Trustee

                            /s/ John T. Sawyer
                            ------------------------------------
                            John T. Sawyer


                            J&J INVESTMENTS, LLC,
                            a Nevada limited liability company


                            By: /s/ Brian Sweeney
                               ---------------------------------
                                  Brian Sweeney
                            Its:  General Manager


                            /s/ Kevin Sheridan
                            ------------------------------------
                            Kevin Sheridan


                            /s/ Bruce F. Varney
                            ------------------------------------
                            Bruce F. Varney



                            NON-MANAGEMENT STOCKHOLDERS


                            /s/ Roger C. Stull
                            ------------------------------------
                            Roger C. Stull


                            NATIONAL CHRISTIAN CHARITABLE
                            FOUNDATION, INC.


                            By: /s/ Terrill A. Parker
                               ---------------------------------
                                  Terrill A. Parker
                                  General Counsel


                            THE SERVANTS' CHARITABLE TRUST,
                                 a 501(c)(3) Charitable Trust


                            By: /s/ Roger C. Stull
                               ---------------------------------
                                  Roger C. Stull
                                  Trustee

                            ROGER C. STULL and ANN R. STULL, TRUSTEES
                            UNDER DECLARATION DATED JANUARY 19, 1984


                            By: /s/ Roger C. Stull
                               ---------------------------------
                                  Roger C. Stull
                                  Trustee


                            B-R INVESTORS/PENHALL I, L.P., a California limited partnership


                            By: B-R Investors, Inc., a California corporation, its general partner


                            By: /s/ William L. Rogers
                               ---------------------------------
                                  William L. Rogers
                                  President


                               /s/ Floyd E. Skor
                               ---------------------------------
                                  Floyd E. Skor


                            CHARLES D. STEICHEN AND MARTHA L.
                            STEICHEN TRUST dated September 21, 1989


                            By: /s/ Charles D. Steichen
                               ---------------------------------
                                  Charles D. Steichen
                                  Trustee